  As filed with the Securities and Exchange Commission on December 8, 2000
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              --------------------

                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

                              --------------------

                  LOUISIANA                                       6711                                      72-6017893
       (State or other jurisdiction of                (Primary Standard Industrial                       (I.R.S. Employer
       incorporation or organization)                  Classification Code Number)                      Identification No.)

                                                         --------------------

                                                       228 St. Charles Avenue
                                                    New Orleans, Louisiana  70130
                                                           (504) 586-7117
                                        (Address, including zip code, and telephone number,
                                  including area code, of Registrant's principal executive offices)

              Joseph S. Schwertz, Jr., Esq.
                   Corporate Secretary                                 Copies to:                             Copies to:
               Whitney Holding Corporation                    Patrick J. Butler, Jr., Esq.           Ross D. Margraves, Jr., Esq.
             228 St. Charles Ave. - Room 626                      Phelps Dunbar, L.L.P.             Winstead Sechrest & Minick, PC
                 New Orleans, LA  70130                       365 Canal Street, Suite 2000               2400 Bank One Center
                     (504) 586-3474                               New Orleans, LA 70130                    910 Travis Street
        (Name, address, including zip code, and                                                            Houston, TX 77002
telephone number, including area code, of agent for service)


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:

  Upon submission of the Plan of Share Exchange described in this registration statement for the vote of shareholders of American Bank.

                              --------------------

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

                              --------------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                         PROPOSED                PROPOSED
       TITLE OF EACH CLASS OF                   AMOUNT                    MAXIMUM                 MAXIMUM                AMOUNT OF
     SECURITIES TO BE REGISTERED                 TO BE                OFFERING PRICE             AGGREGATE             REGISTRATION
                                              REGISTERED               PER SHARE(1)          OFFERING PRICE(1)              FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Common stock, no par value                1,815,000 shares               $10.41                $18,897,756              $4,989.00
===================================================================================================================================

(1) Calculated in accordance with Rule 457(f)(2) based on the book value as of October 31, 2000 of the shares of common stock of American Bank to be acquired in the share exchange described herein, and included herein solely for purposes of calculating the registration fee.

                              --------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

                                  AMERICAN BANK
                                1600 Smith Street
                                    Suite 300
                              Houston, Texas 77002

                               December ___, 2000

Dear Shareholder:

         We cordially invite you to attend a Special Meeting of Shareholders of American Bank, to be held at its main office, 1600 Smith Street, Suite 300, Houston, Texas on January ____, 2001 at ________ local time.

         The purpose of the meeting is to consider and vote on a share exchange agreement pursuant to which the issued and outstanding shares of American Bank common stock would be exchanged for a total of 1,815,000 shares of Whitney common stock, no par value. Assuming there is no change in the number of outstanding shares of American Bank stock prior to closing, American Bank's shareholders will receive 4.408 shares of Whitney common stock for each share of American Bank stock that they hold. Based on the closing market price of Whitney common stock on December ____, 2000, the total consideration that American Bank's shareholders will receive in the share exchange is valued at $__________.

         After the share exchange, American Bank shareholders will beneficially own approximately _____% of the outstanding stock of Whitney, one of the largest Louisiana-based bank holding companies. Whitney's common stock is quoted on the Nasdaq Stock Market, which will provide you with the liquidity of owning publicly traded securities. Approval of the share exchange agreement requires the affirmative vote of two-thirds of the outstanding shares of American Bank common stock.

         The board of directors has unanimously approved the share exchange agreement as being in American Bank's shareholder's best interests. For the share exchange to be completed, American Bank and Whitney must also receive an opinion that the share exchange will qualify as a tax-free reorganization for federal income tax purposes.

         This proxy statement-prospectus contains additional information about the share exchange agreement and the proposed share exchange. We encourage you to read this entire document carefully. Copies of the documents about Whitney incorporated by reference are available as indicated under the caption "Information About Whitney - Incorporation of Certain Documents by Reference."

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SHARE EXCHANGE AGREEMENT AND URGES YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR VOTE IS COUNTED. Of course, if you attend the meeting, you may vote in person, even if you have returned your proxy.

                                   Very truly yours,


                                   David R. Wilson
                                   Chairman of the Board and Chief Executive
                                     Officer

         YOU SHOULD NOT RETURN YOUR AMERICAN BANK STOCK CERTIFICATES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS AT A LATER DATE REGARDING THE EXCHANGE OF YOUR AMERICAN BANK STOCK CERTIFICATES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THE WHITNEY COMMON STOCK TO BE ISSUED IN THE SHARE EXCHANGE OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROXY STATEMENT-PROSPECTUS IS DATED DECEMBER ____, 2000

                                  AMERICAN BANK
                                1600 Smith Street
                                    Suite 300
                              Houston, Texas 77002



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY ____, 2001


To the Holders of Common Stock of American Bank:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of American Bank will be held at its main office 1600 Smith Street, Suite 300, Houston, Texas 77002 on January ___, 2001 at ____ _.m., local time, for the following purposes:

         1. To consider and vote on an Agreement and Plan of Share Exchange dated September 19, 2000 between Whitney Holding Corporation and American Bank, a copy of which is attached to the accompanying proxy statement-prospectus as Appendix A and incorporated herein by reference.

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on ___________, 2000, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. Dissenting shareholders who comply with the procedural requirements of Article 5.12 of the Texas Business Corporation Act will be entitled to receive payment of the fair value of their shares in accordance with Texas law.

         You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy and to return it promptly.

                                       By order of the Board of Directors



                                       Robert R. Franklin, Jr., President
Houston, Texas
December ____, 2000



--------------------------------------------------------------------------------
                                    IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER THAT YOU HOLD. PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO AMERICAN BANK'S SECRETARY, OR BY FILING A PROPERLY EXECUTED PROXY OF A LATER DATE WITH AMERICAN BANK'S CASHIER, AT OR BEFORE THE MEETING.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE..................................................................-1-
SUMMARY.........................................................................................................-2-
         Information About the Shareholders' Meeting............................................................-2-
         What You Will Receive in the Share Exchange............................................................-2-
         Management and Operations after the Share Exchange.....................................................-2-
         Your Board of Directors Recommends Shareholder Approval ...............................................-3-
         Basis for the Terms of the Share Exchange..............................................................-3-
         Quorum and Vote Required at the Meeting................................................................-3-
         Conditions to the Share Exchange and Amendment or Termination of the Share
         Exchange Agreement.....................................................................................-4-
         Interests of Certain Persons in the Share Exchange that May be Different from Yours....................-4-
         Employee Benefits of American Bank Employees after the Share Exchange..................................-5-
         Material Tax Consequences of the Share Exchange........................................................-5-
         Dissenters' Rights You Will Have as a Result of the Share Exchange.....................................-6-
         Differences in Rights of American Bank Shareholders after the Share Exchange...........................-6-
         Accounting Treatment of the Share Exchange.............................................................-6-
         Selected Financial Information of Whitney..............................................................-6-
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.................................................................-8-
THE PARTIES TO THE SHARE EXCHANGE...............................................................................-8-
         Whitney Holding Corporation ...........................................................................-8-
         American Bank..........................................................................................-9-
MEETING INFORMATION.............................................................................................-9-
         Solicitation and Revocation of Proxies ...............................................................-10-
         Record Date; Quorum and Vote Required ................................................................-10-
         Recommendation of the Board of Directors of American Bank.............................................-11-
PROPOSED SHARE EXCHANGE........................................................................................-11-
         General  .............................................................................................-11-
         Background of the Share Exchange......................................................................-11-
         Reasons for the Share Exchange........................................................................-12-
TERMS OF THE SHARE EXCHANGE....................................................................................-14-
         General  .............................................................................................-14-
         Consideration to be Paid to American Bank Shareholders................................................-14-
         Surrender and Exchange of Stock Certificates..........................................................-14-
         Payment of Expenses Relating to the Share Exchange....................................................-16-
         Conditions to the Share Exchange; Waiver of Those Conditions .........................................-16-
         Regulatory and Other Required Approvals...............................................................-17-
         Business of American Bank Pending the Share Exchange..................................................-17-
         Termination of the Share Exchange Agreement...........................................................-18-
         Representations and Warranties in the Share Exchange Agreement........................................-19-
         Certain Differences in Rights of Shareholders.........................................................-20-
         Interests of Certain Persons in the Share Exchange....................................................-22-
         Material Tax Consequences of the Share Exchange.......................................................-24-

         Accounting Treatment of the Share Exchange............................................................-25-
DISSENTERS' RIGHTS.............................................................................................-26-
INFORMATION ABOUT AMERICAN BANK................................................................................-28-
         Competition...........................................................................................-28-
         Supervision and Regulation............................................................................-28-
         Seasonality of Business and Customers.................................................................-28-
         Employees.............................................................................................-28-
         Properties............................................................................................-28-
         Legal Proceedings.....................................................................................-29-
         Market Price and Dividends............................................................................-29-
         Security Ownership of Principal Shareholders and Management of American Bank..........................-30-
INFORMATION ABOUT WHITNEY......................................................................................-31-
         General  .............................................................................................-31-
         Market Prices of and Dividends Declared on Whitney Common Stock.......................................-32-
         Incorporation of Certain Documents by Reference ......................................................-33-
OTHER MATTERS..................................................................................................-34-
LEGAL MATTERS .................................................................................................-34-
EXPERTS........................................................................................................-34-

                 QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

Q.       WHAT AM I BEING ASKED TO VOTE UPON?

A. You are being asked to approve the share exchange agreement, which provides for the automatic exchange of your American Bank stock for shares of Whitney common stock.

Q.       WHAT SHOULD I DO NOW?

A. Just indicate on your proxy card how you want to vote, sign the card and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting.

         NOTE: If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the share exchange agreement. Failure to either sign and send in your proxy card or attend and vote at the meeting will have the same effect as voting your shares against the share exchange.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will vote your shares of stock on the share exchange agreement only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted at the special meeting, which will have the same effect as voting your shares against the share exchange.

Q.       SHOULD I SEND IN MY AMERICAN BANK STOCK CERTIFICATES NOW?

A. No. If the share exchange is completed, we will send all American Bank shareholders written instructions for exchanging American Bank common stock certificates for Whitney common stock certificates.

WHO CAN HELP ANSWER YOUR QUESTIONS

         If you would like additional copies of this document, or if you would like to ask any questions about the share exchange, you should contact: A. F. Celinski, Jr., American Bank, 1600 Smith Street, Suite 300, Houston, Texas 77002, telephone (713) 951-7100.

                                     SUMMARY

         We have prepared this summary to assist you, the shareholders of American Bank, in your review of this proxy statement-prospectus. It is necessarily general and abbreviated, and it is not intended to be a complete explanation of all of the matters covered in this proxy statement-prospectus. To understand the share exchange and the issuance of shares of Whitney common stock, please see the more complete and detailed information in the sections that follow this summary, as well as the appendices and the documents incorporated herein by reference. We urge you to read all of these documents in their entirety prior to voting at the special meeting of American Bank.

INFORMATION ABOUT THE SHAREHOLDERS' MEETING

         A special meeting of the shareholders of American Bank will be held on January ____, 2001 at _______ __.m., local time. The meeting will be held at the main office of American Bank, 1600 Smith Street, Suite 300, Houston, Texas.

         At the meeting, you, the shareholders of American Bank, will vote on the share exchange agreement. If you approve the share exchange agreement and the other conditions to completing the share exchange are satisfied, we expect to complete the share exchange in the first quarter of 2001.

WHAT YOU WILL RECEIVE IN THE SHARE EXCHANGE

         In the share exchange, Whitney will issue to American Bank's shareholders a total of 1,815,000 shares of Whitney common stock, subject to the effect of any American Bank shareholder's exercise of dissenters' rights under Texas law. Assuming there is no change in the number of outstanding shares of American Bank stock prior to closing, American Bank's shareholders will receive
4.408 shares of Whitney common stock for each share of American Bank stock that they hold. Whitney will pay cash instead of issuing any fractional shares to American Bank shareholders.

MANAGEMENT AND OPERATIONS AFTER THE SHARE EXCHANGE

         o American Bank will continue to exist for a short time after the share exchange as a wholly-owned subsidiary of Whitney.

         o Whitney will merge American Bank into Whitney National Bank once certain business combination procedures are completed, which Whitney anticipates will occur within three months after the share exchange.

         o For the short period after the share exchange that American Bank will remain a separate entity, representatives of Whitney will serve as chief executive officer and chief financial officer of American Bank, and Robert R. Franklin, Jr., A. F. Celinski, Jr. and three Whitney representatives will serve as American Bank's board of directors.

         o After the merger of American Bank into Whitney National Bank, the separate existence of American Bank will cease.

         o No current American Bank directors will be appointed as directors of Whitney.

YOUR BOARD OF DIRECTORS RECOMMENDS SHAREHOLDER APPROVAL

         The board of directors of American Bank has unanimously approved the share exchange agreement and believes that the share exchange is in the best interests of American Bank's shareholders. The board recommends that you vote FOR approval of the share exchange agreement.

BASIS FOR THE TERMS OF THE SHARE EXCHANGE

         American Bank's directors considered a number of factors in approving the terms of the share exchange, including:

        o         the financial terms of the share exchange;

         o information concerning the financial condition, results of operations and prospects of Whitney and American Bank;

         o the anticipated tax-free nature of the share exchange to American Bank's shareholders for federal income tax purposes; and

         o the financial terms of other recent business combinations in the banking industry.

QUORUM AND VOTE REQUIRED AT THE MEETING

         Shareholders who own American Bank common stock at the close of business on ____________, 2000 will be entitled to vote at the meeting. A majority of the issued and outstanding shares of American Bank common stock must be present in person or by proxy at the meeting in order for a quorum to be present. If a quorum is not present at the meeting, the meeting will be adjourned, and no vote will be taken until and unless a quorum is present.

         Approval of the share exchange agreement requires the affirmative vote of two-thirds of the outstanding shares of American Bank common stock.

         As of the record date for the meeting, directors and executive officers of American Bank have or share voting or dispositive power over 311,314 shares (or approximately 75.6%) of the issued and outstanding American Bank common stock.

CONDITIONS TO THE SHARE EXCHANGE AND AMENDMENT OR TERMINATION OF THE SHARE EXCHANGE AGREEMENT

         The following conditions must be met in order for the share exchange to be consummated:

         o American Bank's shareholders must approve the share exchange agreement by the required vote;

         o the Federal Reserve Board and the Texas Department of Banking must approve the share exchange without imposing conditions to the approval that are unacceptable to Whitney (Federal Reserve Board approval was received November 29, 2000);

         o        the share exchange must qualify as a pooling of interests;

         o        the share exchange must qualify as a tax-free reorganization;

         o Whitney must not have entered into an agreement that would result in Whitney no longer being an independent public company; and

         o        additional conditions customary in transactions of this type.

         The share exchange may not be consummated until at least 15 days after approval of the share exchange by the Federal Reserve Board. Whitney and American Bank now contemplate that they will complete the share exchange in the first quarter of 2001, if all approvals are received.

         Nearly all of the conditions to consummation of the share exchange may be waived at any time by the party for whose benefit they were created, except that the conditions regarding shareholder and regulatory approvals and the continued effectiveness of Whitney's registration statement may not be waived. Also, the parties may amend or supplement the share exchange agreement at any time by written agreement. The parties' boards of directors must approve any material amendments. Any material change to the share exchange agreement after the meeting may require a re-solicitation of votes from American Bank shareholders. In addition, the share exchange agreement may be terminated, either before or after shareholder approval, under certain circumstances.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE THAT MAY BE DIFFERENT FROM YOURS

         Certain officers and directors of American Bank have interests in the share exchange that are in addition to their interests as shareholders of American Bank. These interests include, among others:

         o the continued employment of certain executive officers by Whitney after the share exchange;

         o        the continuation of employee benefits;

         o provisions in the share exchange agreement relating to director and officer liability insurance and the indemnification of officers and directors of American Bank for certain liabilities;

         o American Bank's Retention Agreements with six senior officers that provide for payments and continued benefits to such officers under certain circumstances if their employment is terminated following the share exchange; and

         o American Bank's Phantom Stock Plan that provides for cash payments to certain executives and officers that have been awarded phantom shares of American Bank stock as a form of incentive compensation. The cash payment is triggered by a change in control such as the share exchange and will be determined in part based on Whitney's stock price on the date of the closing of the share exchange.

EMPLOYEE BENEFITS OF AMERICAN BANK EMPLOYEES AFTER THE SHARE EXCHANGE

         Whitney has agreed to offer to all former American Bank employees who become Whitney employees the same employee benefits as those offered by Whitney to its employees. Whitney will also give American Bank employees full credit for their years of service with American Bank under all Whitney employee benefit plans, except that prior service credit will not be considered in determining future benefits under Whitney's or Whitney National Bank's defined benefit pension plan.

MATERIAL TAX CONSEQUENCES OF THE SHARE EXCHANGE

         American Bank shareholders generally will not recognize gain or loss for federal income tax purposes on the exchange of their American Bank shares for the shares of Whitney common stock they receive in the share exchange. American Bank shareholders will, however, be taxed on cash received instead of any fractional share. Further, any American Bank shareholder who perfects dissenters' rights under Texas law, as described in the next section, will be taxed on cash received for his or her American Bank common stock.

         American Bank has elected "S corporation" treatment under the Internal Revenue Code. This means that the corporate entity does not generally pay income tax on its profits and losses; instead, American Bank's shareholders pay income tax on (and receive the tax benefits of) the profits and losses of American Bank. Whitney is not an "S corporation." Whitney shareholders pay income tax on the dividends and other distributions they receive in respect of their Whitney stock. They do not pay income tax on Whitney's profits or receive the tax benefits of any Whitney losses.

         Tax laws are complex, and the tax consequences of the share exchange may vary depending upon your individual circumstances or tax status. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the share exchange to you.

DISSENTERS' RIGHTS YOU WILL HAVE AS A RESULT OF THE SHARE EXCHANGE

         If the share exchange is completed, those American Bank shareholders who do not vote for the share exchange and who follow certain procedures described in this proxy statement- prospectus will be entitled to an appraisal of the value of their shares under Texas law. If you perfect your dissenters' rights, you will not receive Whitney common stock but will be entitled to receive the fair value of your shares of stock in cash as determined in accordance with Texas law. Appendix B includes the relevant provisions of Texas law regarding these dissenters' rights.

DIFFERENCES IN RIGHTS OF AMERICAN BANK SHAREHOLDERS AFTER THE SHARE EXCHANGE

         American Bank shareholders who receive shares of Whitney common stock in the share exchange will become Whitney shareholders. Their rights as shareholders after the share exchange will be governed by Louisiana law and by Whitney's articles of incorporation and bylaws. The rights of Whitney shareholders are different in certain respects from the rights of American Bank shareholders. Some of the principal differences are described in this proxy statement-prospectus.

ACCOUNTING TREATMENT OF THE SHARE EXCHANGE

         The parties intend the share exchange to be treated as a pooling of interests for financial accounting purposes. A number of things could prevent the share exchange from qualifying for this accounting treatment. For example, if the cash Whitney would be required to pay in the share exchange, including cash paid to shareholders who exercise dissenters' rights, were more than 10% of the value of the American Bank stock to be exchanged, then the share exchange would not qualify as a pooling of interests. In such a case, Whitney may abandon the share exchange.

SELECTED FINANCIAL INFORMATION OF WHITNEY

         The following table sets forth certain consolidated financial information of Whitney. This information is based on, and should be read in conjunction with, the consolidated financial statements and related notes of Whitney contained in its annual report on Form 10-K for the year ended December 31, 1999 and in its quarterly report on Form 10-Q for the nine-month period ended September 30, 2000, which are incorporated by reference in this proxy statement- prospectus. Information for the nine-month periods ended September 30, 2000 and 1999 is unaudited. The results for the nine-month period ended September 30, 2000 do not necessarily indicate the results you can expect for the entire year.

                                        Nine months ended
                                            September 30                             Years ended December 31
                                       -----------------------   ----------------------------------------------------------------
                                          2000         1999         1999         1998         1997          1996           1995
                                       ----------   ----------   ----------   ----------   ----------    ----------     ---------
                                                                      (In thousands, except per share data, unaudited)
AVERAGE BALANCE SHEET DATA
   Total assets                        $5,758,950   $5,220,918   $5,243,473   $4,857,088   $4,630,995    $4,438,672    $4,117,755
   Earning assets                       5,281,189    4,768,416    4,793,793    4,429,631    4,229,210     4,043,543     3,742,192
   Loans                                3,871,305    3,316,213    3,377,691    2,972,664    2,609,275     2,174,400     1,745,433
   Investment in securities             1,388,706    1,385,363    1,363,456    1,301,163    1,569,143     1,798,811     1,901,027
   Deposits                             4,501,665    4,204,431    4,206,688    3,930,221    3,679,832     3,569,118     3,453,728
   Shareholders' equity                   572,601      562,192      560,261      548,806      503,325       465,347       417,417

INCOME STATEMENT DATA
   Interest income                     $  305,377   $  258,782   $  349,813   $  336,113   $  323,571    $  301,586    $  278,988
   Interest expense                       121,485       91,583      124,065      122,981      122,245       117,368       102,071
   Net interest income                    183,892      167,199      225,748      213,132      201,326       184,218       176,917
   Net interest income (TE)               188,189      171,437      231,485      217,858      206,220       189,075       181,122
   Provision for possible loan
      losses                                7,500        4,250        6,000           73       (2,120)       (3,626)       (8,616)
   Non-interest income (exclusive
      of securities transactions)          52,694       48,560       66,582       58,438       52,827        43,570        39,693
   Securities transactions                     --           --           --          839           12             2            50
   Non-interest expense                   154,448      143,919      194,082      194,499      170,245       160,695       146,920
   Net income                              50,254       45,731       62,420       52,679       57,178        47,811        53,646

KEY RATIOS
   Return on average assets                  1.17%        1.17%        1.19%        1.08%        1.23%         1.08%         1.30%
   Return on average shareholders'
       equity                               11.72%       10.88%       11.14%        9.60%       11.36%        10.27%        12.85%
   Net interest margin (TE)                  4.76%        4.80%        4.83%        4.92%        4.88%         4.68%         4.84%
   Average loans to average
        deposits                            86.00%       78.87%       80.29%       75.64%       70.91%        60.92%        50.54%
   Efficiency ratio                         64.12%       65.42%       65.12%       70.40%       65.72%        69.07%        66.54%
   Reserve for possible loan
        losses to loans                      1.29%        1.25%        1.21%        1.23%        1.55%         1.77%         2.23%
   Non-performing assets to loans
        plus foreclosed and surplus
        property                              .55%         .37%         .46%         .49%         .51%          .69%         1.12%
   Average shareholders' equity to
        average assets                       9.94%       10.77%       10.68%       11.30%       10.87%        10.48%        10.14%
   Shareholders' equity to total
        assets                               9.72%       10.46%       10.21%       10.76%       10.97%        10.33%        10.29%

COMMON SHARE DATA
Earnings per share:
       Basic                           $     2.22   $     1.98   $     2.71   $     2.26   $     2.48    $     2.10    $     2.39
       Diluted                         $     2.21   $     1.97   $     2.70   $     2.24   $     2.46    $     2.09    $     2.37
   Dividends:
       Cash dividends per share        $     1.08   $      .99   $     1.32   $     1.20   $     1.12    $      .97    $      .82
       Dividend payout ratio                48.68%       49.93%       48.50%       52.57%       42.63%        40.54%        27.79%
   Book value per share                $    25.89   $    24.27   $    24.68   $    23.98   $    22.72    $    21.14    $    19.91

Note: Certain information for prior periods has been reclassified to conform to current classifications.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement-prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which we make in good faith, are based on numerous assumptions, certain of which may be referred to specifically in connection with our forward-looking statements. Some of the more important assumptions include:

         o expectations about overall economic strength and the performance of the economies in our market areas;

         o expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions;

         o reliance on existing or anticipated changes in laws and regulations affecting the activities of the banking industry and other financial service providers; and

         o expectations regarding the nature and level of competition, changes in consumer behavior and preferences, and our respective ability to execute our plans to respond effectively.

         We do not know whether future conditions and events will confirm these or any of our other assumptions. As a result, there is a risk that our future results will differ materially from what is stated in or implied by our forward-looking statements.

         Whitney and American Bank have made and will make forward-looking statements in their written documents and oral presentations. These statements are based on Whitney's and American Bank's managements' beliefs as well as assumptions made by and information currently available to Whitney and American Bank management. Whitney's and American Bank's use, in documents or oral presentations, of the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" and similar expressions will often, but not always, identify forward-looking statements.

         Whitney and American Bank undertake no obligation to update or revise any forward- looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

                        THE PARTIES TO THE SHARE EXCHANGE

WHITNEY HOLDING CORPORATION

         Whitney Holding Corporation is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended. As of September 30, 2000, Whitney had total consolidated assets of approximately $6.0 billion, deposits of approximately $4.6 billion and shareholders' equity of approximately $587 million.

         Whitney's principal banking subsidiary is Whitney National Bank. Whitney National Bank is a national banking association headquartered in New Orleans, Louisiana. It has been engaged in the general banking business in south Louisiana since 1883. Whitney currently provides banking services through over 120 banking locations in the five-state Gulf Coast region. These locations stretch from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; through central and south Alabama; and into the Florida panhandle. Whitney National Bank also has a foreign branch on Grand Cayman in the British West Indies.

         Whitney's principal executive offices are located at:

                  228 St. Charles Avenue
                  New Orleans, Louisiana 70130
                  Telephone: (504) 586-7117

         For additional information about Whitney's business and financial condition, please refer to "Information About Whitney", including the subsection titled "Incorporation of Certain Documents by Reference" and the documents described in that subsection.

AMERICAN BANK

         American Bank is a Texas banking corporation providing a broad line of financial products and services to small and medium-sized businesses and consumers through its community banking branches in Harris and Fort Bend Counties, Texas.

         As of September 30, 2000, American Bank had total assets of approximately $279 million, deposits of approximately $238 million and shareholders' equity of approximately $18 million.

         American Bank's principal executive offices are located at:

                  1600 Smith Street, Suite 300
                  Houston, Texas 77002
                  Telephone: (713) 951-7100

         Additional information concerning the business and financial condition of American Bank is included below under the heading "Information About American Bank."

                               MEETING INFORMATION

         You have received this proxy statement-prospectus because the board of directors of American Bank is soliciting your proxy for the special meeting. Each copy of this proxy statement-prospectus mailed to holders of American Bank common stock is accompanied by a proxy card for use at the meeting and at any adjournment of the meeting. Only holders of record of American Bank common stock on ___________, 2000 are entitled to notice of and to vote at the meeting.

         At the meeting, shareholders will consider and vote upon:

        o         the share exchange agreement; and

         o any other matters that are properly brought before the meeting or any adjournments of the meetings.

IF YOU HAVE NOT ALREADY DONE SO, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

SOLICITATION AND REVOCATION OF PROXIES

         If you have delivered a proxy for the meeting, you may revoke it any time before it is voted by:

         o        attending the meeting and voting in person;

         o giving written notice to the American Bank executive vice president and cashier prior to the date of the meeting revoking your proxy; or

         o submitting to the American Bank executive vice president and cashier a signed proxy card dated later than your initial proxy.

         The proxy holders will vote as directed all proxy cards that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares FOR approval of the share exchange agreement. If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote on those matters. American Bank's board of directors is not aware of any matter to be presented at the meeting other than the proposal to approve the share exchange agreement.

         American Bank will bear the cost of soliciting proxies from its shareholders, except that Whitney will bear all expenses for printing and mailing this proxy statement-prospectus. American Bank will solicit shareholder votes by mail, and perhaps by telephone or other means of telecommunication. Directors, officers and employees of American Bank may also solicit shareholder votes in person. If these individuals solicit your vote in person, they will receive no additional compensation for doing so. American Bank will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.

AMERICAN BANK SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE SHARE EXCHANGE AGREEMENT IS APPROVED, AMERICAN BANK SHAREHOLDERS WILL RECEIVE INSTRUCTIONS FOR EXCHANGING THEIR STOCK CERTIFICATES AFTER THE SHARE EXCHANGE HAS BEEN COMPLETED.

RECORD DATE; QUORUM AND VOTE REQUIRED

         The record date for the meeting is _________, 2000. American Bank shareholders of record as of the close of business on that day will receive notice of the meeting and will be able to vote at the meeting. As of ___________, 2000, there were 411,750 shares of American Bank common stock outstanding and entitled to vote at the meeting.

         The presence, in person or by proxy, of a majority of the shares of American Bank common stock entitled to vote on the share exchange agreement is necessary to constitute a quorum at the meeting. Each share of American Bank common stock outstanding on ______________, 2000 entitles its holder to one vote on the approval of the share exchange agreement and any other proposal that may properly come before the meeting.

         To determine the presence of a quorum at the meeting, American Bank will count as present at the meeting the shares of American Bank common stock present in person but not voting and the shares of common stock for which American Bank has received proxies but with respect to which the holders of such shares have abstained.

         Approval of the share exchange agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of American Bank common stock entitled to be voted at the special meeting. Abstentions and broker non-votes will have the effect of a vote against the share exchange at the meeting.

         American Bank's board of directors urges shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

         As of the record date for the meeting, American Bank directors and executive officers beneficially owned a total of 311,314 shares, or approximately 75.6%, of the outstanding shares of American Bank common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF AMERICAN BANK

         The American Bank board of directors has unanimously approved the share exchange agreement and believes that the share exchange is in the best interests of American Bank and its shareholders. The American Bank board recommends that American Bank's shareholders vote FOR approval of the share exchange agreement. See "Proposed Share Exchange--Background of the Share Exchange" below.

                             PROPOSED SHARE EXCHANGE

         This section of the proxy statement-prospectus describes certain aspects of the share exchange. The following description is not intended to include every aspect of the share exchange, but rather contains only the significant terms of the share exchange. This discussion is qualified in its entirety by reference to the share exchange agreement, which is attached as Appendix A to this proxy statement-prospectus and is incorporated herein by reference. We urge you to read the entire share exchange agreement carefully.

GENERAL

         If the shareholders of American Bank approve the share exchange agreement and the other conditions to the consummation of the share exchange are satisfied, Whitney will exchange shares of Whitney common stock, plus cash instead of any fractional share, for each outstanding share of American Bank common stock as to which dissenters' rights have not been exercised and perfected. Assuming there is no change in the number of shares of American Bank stock outstanding prior to the closing, Whitney will exchange 4.408 shares of Whitney common stock for each outstanding share of American Bank stock. Whitney will not issue more than 1,815,000 shares of Whitney common stock in the share exchange.

BACKGROUND OF THE SHARE EXCHANGE

         Over the past several years, American Bank's board and senior management have discussed and analyzed American Bank's strategic alternatives. In February 2000, Whitney acquired Bank of Houston as its initial entry into the Texas market. Shortly after this acquisition by Whitney, senior management entered into discussions with representatives of Whitney, and Whitney indicated an interest to acquire American Bank. Senior management brought this expression of interest to its board of directors. On August 8, 2000, Whitney made an offer to American Bank's board to acquire all of the issued and outstanding stock of American Bank. The board discussed the tax-free nature of the proposed transaction, the indications of fair value and the benefits to the shareholders, employees and the customers of American Bank. The board of directors of American Bank authorized its officers to meet with representatives of Whitney to pursue a definitive agreement along the lines as set forth in Whitney's proposal. These negotiations were diligently pursued by both parties, including the appropriate due diligence.

         On September 19, 2000, senior management presented the share exchange agreement to the American Bank board of directors. On that date the Board unanimously approved, and authorized the chairman and chief executive officer to execute, the share exchange agreement.

REASONS FOR THE SHARE EXCHANGE

General

         The financial and other terms of the share exchange agreement resulted from arm's-length negotiations between Whitney and American Bank representatives. The Whitney and American Bank boards of directors also considered many factors in determining the consideration American Bank shareholders would receive in the share exchange. Those factors included:

                  o the comparative financial condition, results of operations, current business and future prospects of Whitney, Whitney National Bank and American Bank;

                  o the market price and historical earnings per share of Whitney common stock and American Bank common stock; and

                  o the desirability of combining the financial and managerial resources of Whitney National Bank and American Bank to further pursue consumer and commercial banking business in the market American Bank serves.

Whitney

         Whitney's business strategy includes expansion in southeastern Texas to enhance Whitney's presence in the Houston area. Whitney's management identified American Bank as an institution that fit well within this strategy.

         In deciding to pursue an acquisition of American Bank, Whitney's management, board of directors and the executive committee of Whitney's board of directors noted, among other things, the following:

                  o American Bank's deposit base and branch network in the greater Houston, Texas area;

                  o        American Bank's capitalization and asset quality; and

                  o the desirability of the share exchange over expansion through de-novo branching.

American Bank

         American Bank's board of directors believes the terms of the share exchange agreement, which are the product of arms-length negotiations between Whitney and American Bank, are in the best interest of American Bank and its shareholders. In the course of reaching its determination, American Bank's board consulted with legal counsel with respect to its legal duties, the terms of the share exchange agreement and the issues related thereto. The board also addressed the financial aspects and fairness of the transaction with senior management regarding, among other things, operational matters.

         More specifically, in reaching its determination to approve the share exchange agreement, America Bank's board considered a number of factors, including:

                  o the current condition and growth prospects of American Bank, its historical results of operations and its prospective results of operations if it were to remain independent;

                  o the current operating environment, including, but not limited to, the mergers and increasing competition in the banking and financial services industries, the prospect for future changes in these industries, and the importance of being able to capitalize on developing opportunities in these industries;

                  o the fact that the share exchange will be a tax-free exchange to American Bank shareholders for federal income tax purposes;

                  o the liquidity that the share exchange would provide to American Bank shareholders because Whitney's common stock is listed on the Nasdaq Stock Market;

                  o the extensive publicly available financial and other information of Whitney that was analyzed, including a comparison to publicly available financial and other information about similar institutions;

                  o the potential increase in the dividend yield that American Bank's shareholders would receive;

                  o the long-term prospects for the value of American Bank's common stock without the share exchange compared to the prospects for such value following the share exchange with Whitney in light of the facts summarized above and the current economic and financial environment, including, but not limited to, other possible strategic alternatives for American Bank, and the belief of the American Bank board and management that the share exchange offered the best transaction available to American Bank and its shareholders; and

                  o the general impact of the share exchange on the constituencies that American Bank serves, including its customers, employees and community.

         After deliberating with respect to the share exchange and the other transactions contemplated by the share exchange agreement, considering, among other things, the matters discussed above, the American Bank board of directors unanimously approved and adopted the share exchange agreement and the transactions contemplated thereby as being in the best interest of American and its shareholders.

                           TERMS OF THE SHARE EXCHANGE

GENERAL

         If American Bank's shareholders approve the share exchange agreement and the other conditions to the share exchange are satisfied, then on the effective date of the share exchange, Whitney will exchange shares of Whitney common stock (and cash in lieu of fractional shares) for the outstanding stock of American Bank, and American Bank will become a wholly-owned subsidiary of Whitney. Thereafter, in due course, American Bank will be merged with and into Whitney National Bank and the separate existence of American Bank will cease. Whitney intends to merge American Bank into Whitney National Bank within three months after the share exchange. See "- Conditions to the Share Exchange; Waiver of Those Conditions" for a discussion of the conditions to completing the share exchange.

CONSIDERATION TO BE PAID TO AMERICAN BANK SHAREHOLDERS

         When the share exchange is completed, subject to the effect of the exercise of any dissenters' rights, the outstanding shares of American Bank common stock will be exchanged for 1,815,000 shares of Whitney common stock on the terms described in the share exchange agreement. Assuming there is no change in the number of outstanding shares of American Bank stock prior to closing, American Bank's shareholders will receive 4.408 shares of Whitney common stock for each share of American Bank stock that they hold.

         Whitney will not issue any fractional shares of Whitney common stock in the share exchange. Instead, Whitney will make a cash payment (without interest) to any American Bank shareholder who would otherwise receive a fractional share. The payment will equal such fractional share multiplied by the closing price of a share of Whitney common stock on the Nasdaq Stock Market on the trading day immediately prior to the closing date of the share exchange.

         For information regarding restrictions on the transfer of Whitney common stock applicable to certain American Bank shareholders, see "-Resales of Whitney Common Stock."

SURRENDER AND EXCHANGE OF STOCK CERTIFICATES

         On the effective date of the share exchange, American Bank's shareholders who have not exercised dissenters' rights will automatically become entitled to all of the rights and privileges afforded to Whitney shareholders at that time. However, the actual physical exchange of American Bank common stock certificates for certificates representing shares of Whitney common stock will occur after the share exchange.

         Whitney will serve as exchange agent for the share exchange. Shortly after the effective date of the share exchange, Whitney will send or cause to be sent to all American Bank shareholders (other than any shareholders who have exercised their right to dissent) a letter of transmittal with instructions for exchanging American Bank common stock certificates for certificates of Whitney common stock. Each American Bank stock certificate outstanding immediately prior to the share exchange and that will be exchanged in the share exchange will be deemed for all purposes to evidence ownership of shares of Whitney common stock, regardless of when they are actually exchanged.

         AMERICAN BANK SHAREHOLDERS SHOULD NOT SEND IN THEIR AMERICAN BANK COMMON STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL AND FURTHER WRITTEN INSTRUCTIONS AFTER THE EFFECTIVE DATE OF THE SHARE EXCHANGE. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

         When Whitney receives certificates of American Bank common stock, together with a properly completed letter of transmittal, it will direct its transfer agent to issue, and Whitney will mail to the American Bank shareholder, a certificate representing the number of whole shares of Whitney common stock that the former American Bank shareholder received in the share exchange. If the American Bank shareholder is entitled to receive a fraction of a Whitney share, Whitney will mail the American Bank shareholder a check instead of the fractional share.

         Whitney, at its option, may decline to pay former shareholders of American Bank who become holders of Whitney common stock pursuant to the share exchange any dividends or other distributions that may become payable to holders of record of Whitney common stock following the effective date of the share exchange until they have surrendered their certificates evidencing their American Bank common stock, at which time Whitney will pay any such dividends or other distributions without interest.

         American Bank shareholders who cannot locate their stock certificates are urged to contact promptly:

                                  American Bank
                                1600 Smith Street
                                    Suite 300
                              Houston, Texas 77002
                         Attention: A. F. Celinski, Jr.
                            Telephone: (713) 951-7100

American Bank will issue a new stock certificate to replace the lost certificate(s) only if the American Bank shareholder signs an affidavit certifying that his or her certificate(s) cannot be located and containing an agreement to indemnify American Bank and Whitney against any claim that may be made against American Bank or Whitney by the owner of the certificate(s) alleged to have been lost or destroyed. American Bank or Whitney may also require the shareholder to post a bond in an amount sufficient to support the shareholder's agreement to indemnify American Bank and Whitney.

PAYMENT OF EXPENSES RELATING TO THE SHARE EXCHANGE

         Whitney will pay all expenses of printing and distributing this proxy statement-prospectus. The parties otherwise will pay all of their own expenses related to negotiating and completing the share exchange.

CONDITIONS TO THE SHARE EXCHANGE; WAIVER OF THOSE CONDITIONS

         The share exchange agreement contains a number of conditions that must be satisfied or waived (if they are waivable) to complete the share exchange. The conditions include, among other things:

                  o approval of the share exchange agreement by American Bank's shareholders;

                  o approval of the share exchange by the Federal Reserve Board and the Texas Department of Banking without imposing conditions unacceptable to Whitney (see "-Regulatory and Other Required Approvals");

                  o issuance of a tax opinion that the share exchange qualifies as a tax-free reorganization;

                  o the absence of a stop order suspending the effectiveness of Whitney's registration statement under the Securities Act;

                  o absence of an order, decree or injunction enjoining or prohibiting completion of the share exchange;

                  o continued accuracy as of the closing date of the share exchange of the representations and warranties set forth in the share exchange agreement and fulfillment of the parties' covenants set forth in the share exchange agreement;

                  o the absence of any material adverse change in the financial condition, results of operations, business or prospects of the other party;

                  o that Whitney does not enter into an agreement that would result in Whitney no longer being an independent public company;

                  o qualification of the share exchange for pooling-of-interests accounting treatment; and

                  o issuance of certain legal opinions by counsel for American Bank and Whitney.

The conditions to the share exchange are generally set forth in Section 6 of the share exchange agreement.

         Nearly all of the conditions to completing the share exchange may be waived at any time by the party for whose benefit they were created, except that the conditions regarding regulatory and shareholder approvals and the continued effectiveness of Whitney's registration statement may not be waived. Also, the parties may amend or supplement the share exchange agreement at any time by written agreement. The parties' boards of directors must approve any material amendments. Any material change in the terms of the share exchange agreement after the meeting may require a re-solicitation of votes from American Bank's shareholders with respect to the changed share exchange agreement.

         The parties intend to complete the share exchange as soon as practicable after all conditions have been satisfied or waived; however, we cannot assure you that all conditions will be satisfied or waived.

REGULATORY AND OTHER REQUIRED APPROVALS

         The Board of Governors of the Federal Reserve Board must approve the share exchange before it can be completed. Whitney and American Bank must then wait at least 15 days after the date of Federal Reserve Board approval before they may complete the share exchange. During this 15-day period, the U.S. Department of Justice may object to the share exchange on antitrust grounds. The share exchange is also subject to the approval of the Texas Department of Banking. In its evaluation, the Commissioner of the Texas Department of Banking will take into account considerations similar to those applied by the Federal Reserve Board.

         The Whitney stock to be issued in exchange for American Bank stock in the share exchange has been registered with the Securities and Exchange Commission. The transaction also will be registered with such state securities regulators as may be required.

         Whitney filed an application for approval of the share exchange with the Federal Reserve Board on October 25, 2000, and received approval of the share exchange on November 29, 2000. Whitney filed an application for approval of the share exchange with the Texas Department of Banking on December 1, 2000 and currently expects to receive that approval by January 5, 2001.

         The vote on the share exchange agreement at the meeting is not conditioned upon receipt of regulatory approval before the meeting. Even if the share exchange agreement is approved at the meeting it will be terminated if the Texas Department of Banking does not approve the share exchange or if the approval includes conditions that Whitney finds objectionable.

BUSINESS OF AMERICAN BANK PENDING THE SHARE EXCHANGE

         The share exchange agreement requires American Bank to continue to operate its business as usual pending the share exchange. Among other things, American Bank may not, without Whitney's consent, take or agree to take any of the following actions:

                  o declare or make dividends or other distributions on, any shares of American Bank common stock, except regular distributions in amounts not to exceed $2.00 per share per quarter;

                  o directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire any shares of capital stock or authorize the creation or issuance of or issue any additional shares of capital stock or securities or obligations convertible into or exchangeable for capital stock;

                  o enter into or modify any agreement requiring the payment of any salary, bonus, extra compensation, pension or severance payment to any of its current or former directors, officers or employees, except such agreements as are terminable at will without penalty or other payment by it, or increase the compensation of any such person in any manner inconsistent with its past practices;

                  o except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrances (except as allowed under the share exchange agreement) or cancel any material indebtedness owing to it or any claims it may have possessed, or waive any right of substantial value or discharge or satisfy any material non-current liability;

                  o acquire another business or merge or consolidate with another entity or sell or otherwise dispose of a material part of its assets except in the ordinary course of business consistent with past practices;

                  o dispose of investment securities in amounts or in a manner inconsistent with past practices, or make investments in non-investment grade securities or that are inconsistent with past investment practices;

                  o        enter into any new line of non-banking business;

                  o take or cause to be taken any action that would disqualify the share exchange as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

The restrictions on American Bank's business activities are generally set forth in Section 5.07 of the share exchange agreement.

         In addition, subject to the proper exercise of American Bank's board of directors' and executive officers' fiduciary duties, American Bank may not solicit inquiries or proposals with respect to, or furnish any information relating to, or enter into any negotiations or discussions concerning, any sale of all or substantially all of its assets, any purchase of a substantial equity interest in it or any merger or other combination with it. Subject to the same fiduciary duties, American Bank's board may not withdraw its recommendation to you of the share exchange or recommend to you any such other transaction.

TERMINATION OF THE SHARE EXCHANGE AGREEMENT

         The share exchange agreement specifies the circumstances in which the parties may terminate the agreement and abandon the share exchange. Those circumstances are:

                  o by mutual consent of Whitney's and American Bank's boards of directors;

                  o by either party if the other party breaches any representation, warranty or covenant and such breach is not cured within 30 days after written notice;

                  o by either party if the share exchange is not consummated by March 31, 2001, unless extended, or if the conditions to such parties obligation to close are not satisfied by such date;

                  o by either party if the American Bank shareholders do not approve the share exchange agreement;

                  o by Whitney if American Bank's board of directors withdraws or changes its recommendation of the share exchange agreement, recommends a merger, sale of assets or other business combination or substantial investment by a third party (other than the Whitney share exchange), or announces any agreement to do any of those things;

                  o by American Bank if American Bank receives a bona fide written offer for an acquisition transaction that the American Bank board determines to be more favorable than the Whitney share exchange; or

                  o by Whitney if the amount of cash to be paid in the share exchange (whether to shareholders who have exercised dissenters' rights or as payments in lieu of fractional shares) would preclude pooling-of-interests accounting for the share exchange.

         Provisions of the share exchange agreement regarding confidentiality and certain miscellaneous matters will survive any termination of the agreement.

REPRESENTATIONS AND WARRANTIES IN THE SHARE EXCHANGE AGREEMENT

         American Bank and Whitney have made certain representations and warranties to each other as part of the share exchange agreement. American Bank's representations and warranties relate to, among other things:

                  o its organization and authority to enter into the share exchange agreement;

                  o its capitalization, properties and financial statements;

                  o        pending and threatened litigation;

                  o        its loans, investment portfolios, reserves and taxes;

                  o insurance, employee benefits and environmental matters;

                  o its contractual obligations and contingent liabilities;

                  o its public reports filed with the Federal Reserve Board and the Federal Deposit Insurance Corporation; and

                  o its Subchapter S election under the Internal Revenue Code and related matters.

American Bank's representations and warranties are generally contained in
Section 3 of the share exchange agreement.

         Whitney's representations and warranties relate to, among other things:

                  o its organization and authority to enter into the share exchange agreement;

                  o        Whitney's capitalization and financial statements;

                  o pending and threatened litigation against Whitney and Whitney National Bank;

                  o the shares of Whitney common stock to be issued in the share exchange; and

                  o Whitney's public reports filed with the Securities and Exchange Commission.

Whitney's representations and warranties are generally contained in Section 4 of the share exchange agreement.

         Whitney's representations and warranties are for the benefit of American Bank; they are not for the benefit of and may not be relied upon by American Bank's shareholders. The representations and warranties of the parties generally will not survive the effective date of the share exchange.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

         If the share exchange is completed, all American Bank shareholders, other than those who exercise and perfect dissenters' rights, will become Whitney shareholders. Their rights as shareholders will then be governed by Whitney's articles of incorporation and bylaws and by Louisiana law. The following is a list of the significant differences between the rights of American Bank shareholders and Whitney shareholders not described elsewhere in this proxy statement-prospectus:

Liquidity of Stock

         The common stock of Whitney is traded on the Nasdaq Stock Market. American Bank common stock is not publicly traded.

Boards of Directors

         Whitney's articles of incorporation provide for a board of directors consisting of not less than five nor more than twenty-five members divided into five classes. Each class of directors serves a five-year term, and directors of each class are elected by plurality vote at successive annual meetings of shareholders. Whitney's directors must also be shareholders of Whitney.

         American Bank's by-laws provide for a board of directors consisting of not less than five nor more than twenty-five directors, serving in a single class. Directors are elected by plurality vote at each annual meeting of the shareholders.

Removal of Directors

         A Whitney director may be removed from office, with or without cause, only by the affirmative vote of 90% of the voting power present at a special meeting of shareholders called for that purpose. The holders of 90% of the total voting power of Whitney shareholders must be present in person or by proxy for there to be a quorum at the meeting.

         An American Bank director may be removed from office with or without cause at any special meeting of shareholders called for that purpose by a vote of shareholders owning a majority in interest of the shares of the capital stock of American Bank then entitled to vote at an election of directors.

Special Meetings of Shareholders

         Special meetings of Whitney shareholders may be called by:

                  o        the president,

                  o        the board of directors, or

                  o shareholders holding more than 20% of the total voting power of Whitney's shareholders.

         Special meetings of American Bank shareholders may be called by a majority of the board of directors, by the chairman of the board of directors, the president or shareholders owning a majority in interest of the shares of the capital stock of American Bank.

Shareholder Inspection Rights

         Any shareholder of Whitney, except a business competitor, has the right to examine in person or by representative Whitney's books and records for any proper purpose. To do so, a shareholder must send five days' written notice to Whitney and must have held at least 5% of the outstanding shares of Whitney common stock for a minimum of six months. Two or more shareholders may aggregate their holdings to reach the required 5% threshold. Business competitors must hold at least 25% of the outstanding shares of Whitney common stock for a minimum of six months to obtain these inspection rights.

         Under Article 2.44 of the Texas Business Corporation Act, any shareholder of American Bank who has been a shareholder for at least 6 months immediately preceding his demand, or is the holder of at least 5% of all the outstanding shares, upon written demand stating the purpose thereof, has the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and share transfer records, and to make extracts therefrom. Notwithstanding Article 2.44 of the Texas Business Corporation Act, a shareholder of a Texas state bank, under Section 31.308 of the Texas Finance Code, may not examine (i) a report of examination or other confidential property of the Texas Department of Banking that is in the possession of the state bank or (ii) a book or record of the state bank that directly or indirectly pertains to financial or other information maintained by the bank on behalf of its customers, including a specific item in the minutes of the board or a committee of the board regarding loan review and approval or a loan delinquency report that would tend to identify the bank's customer.

Antitakeover Provisions

         Whitney's articles of incorporation include provisions that may make more difficult takeover attempts and other acquisitions of interests in Whitney that have not been approved by Whitney's board of directors. These provisions include:

                  o A requirement that any change to Whitney's articles of incorporation relating to the structure of the board of directors or the fair price protections described in the next bullet point must be approved by the affirmative vote of shareholders holding 90% of the voting power present at a shareholders meeting, the quorum for which is 90% of Whitney's total voting power, unless Whitney's board of directors has unanimously approved the change.

                  o A requirement that any business combination transaction with a person or persons who hold 10% or more of Whitney common stock be approved by the 90% vote of shareholders described in the preceding bullet point unless certain minimum price and procedural requirements are satisfied in connection with the proposed business combination.

         Under these provisions, a business combination that might be attractive to some shareholders might not be proposed to Whitney's shareholders or, if proposed, might not be consummated. The provisions may give holders of a minority of Whitney's voting power a veto over a business combination that a majority of shareholders may believe to be desirable and beneficial. To Whitney's knowledge, on September 30, 2000, its directors and executive officers beneficially owned 2,084,869 shares (or approximately 9.2%) of Whitney's outstanding common stock. As a result, it may be difficult or impossible for a shareholder holding 10% or more of Whitney stock to secure the necessary supermajority vote without management and board approval.

         The Louisiana Business Corporation Law contains provisions that eliminate the voting rights of shareholders who acquire significant blocks of Whitney common stock under certain circumstances unless Whitney's non-interested shareholders grant the shareholder the right to vote its shares. If non-interested shareholders do not grant the shareholder voting rights, Whitney may redeem the shareholder's shares at their fair market value. Texas law does not have similar provisions governing American Bank.

         American Bank's Articles of Association do not include any specific provisions regarding takeover attempts and other acquisitions of interest in American Bank.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

Employee Benefits

         Whitney has agreed that all persons employed by American Bank at the effective time of the share exchange will be eligible for such employee benefits as are generally available to employees of Whitney National Bank having like tenure, officer status and compensation levels, except that (a) all executive and senior level management bonuses, stock options, restricted stock and similar benefits will be at the discretion of Whitney National Bank's Compensation Committee, and (b) all American Bank employees who are employed at the effective time of the share exchange will be given full credit for all prior service as employees of American Bank, provided, however, that all such employees shall be treated as newly hired Whitney National Bank employees for all purposes of Whitney's or Whitney National Bank's defined benefit pension plan (this means that Whitney will not consider prior service credit with American Bank in determining future benefits under Whitney's or Whitney National Bank's defined benefit pension plan).

Indemnification and Insurance

         Whitney has agreed that all rights to indemnification and all limitations of liability existing in favor of indemnified parties under American Bank's articles of association and bylaws as in effect on September 19, 2000 with respect to matters occurring prior to or at the effective time of the share exchange will survive for a period concurrent with the applicable statute of limitations. American Bank will cause the officers and directors of American Bank to be covered by American Bank's directors and officers liability insurance policy (or a substitute policy) for three years following the effective time of the share exchange, subject to certain conditions. In addition, Whitney has agreed to indemnify, under certain conditions, American Bank's directors, officers and controlling persons against certain expenses and liabilities, including certain liabilities arising under federal securities laws.

         No director or executive officer of American Bank owns any Whitney common stock. No director or executive officer of Whitney has any personal interest in the share exchange other than as a Whitney shareholder. No Whitney director or executive officer owns any shares of American Bank common stock.

Retention Agreements

         American Bank has entered into Retention Agreements with the following senior officers: A.F. Celinski, Jr., James L. Hacker, Charles S. Keever, Bruce
W. Reed, Philip L. Davis and Andrew Dow. Each agreement provides for the payment to the covered officer of such officer's base salary for a period of one year from the date of a change of control in the event that (i) the officer is terminated following a change in control, provided that such termination is made without "cause", or (ii) the officer terminates his employment for "good reason" following a change in control. The agreements also provide that American Bank will continue to make available to the officer until the earlier of (i) one year following the date of a change in control, or (ii) until the officer's employment with another employer, all life insurance, health care, disability, dental, profit sharing, salary deferral, expense account, country club dues, automobiles or other benefits provided to the officer prior to the change in control.

         The closing of the share exchange will be deemed a change of control under these agreements. Accordingly, if during a-one-year period following the closing of the share exchange a covered officer is terminated for a reason other than "cause" or the officer chooses to terminate his employment for "good reason," the officer will be entitled to payments and benefits in accordance with these agreements. Cash payments under these agreements are payable in full to the covered officer immediately upon such officer's termination and are in addition to and not in lieu of any other severance programs or similar benefits to which the officer would otherwise be entitled.

         "Good Reason" is defined under the agreements to include the occurrence following a change in control without the express written consent of the officer of: (1) the assignment to the officer of duties inconsistent with the officer's positions, duties, responsibilities and status as in effect prior to the change in control or the officer's removal from any position or any adverse change in reporting responsibilities, title or office; (2) a reduction in the officer's base salary;
(3) requiring the officer to relocate or to undertake substantially greater business travel obligations; (4) failure to continue a benefit plan or arrangement; (5) failure to provide the officer with an automobile allowance of at least $500 per month or to pay country club dues; and (6) any reduction of vacation benefits.

         "Cause" is defined under the agreement to be termination on the basis of death, disability, retirement in accordance with customary policies, willful and continued failure by the officer to substantially perform his duties following demand for performance and an opportunity to cure, or the officer's willful engagement in misconduct that is materially injurious to American Bank.

Phantom Stock Agreements

         As a form of incentive compensation American Bank adopted a Phantom Stock Plan pursuant to which nine officers were awarded rights to an aggregate of 11,000 "units of beneficial interest" or "phantom shares" of American Bank stock. Upon a "change in control" the holders of phantom shares are entitled to receive a cash payment in an amount equal to the value of an issued and outstanding share of the stock of American Bank as of the date of the change in control, less the book value of a unit of beneficial interest at the close of business on December 31 of the year the participant's phantom shares were awarded. The actual cash payment to phantom shareholders will be determined based on Whitney's stock price on the date of the closing. Based on a range of Whitney stock price from $30 to $45 per share, the total estimated payments under the Phantom Stock Plan will range from $1,017,430 to $1,744,750.

MATERIAL TAX CONSEQUENCES OF THE SHARE EXCHANGE

         The following is a summary description of the material income tax consequences of the share exchange. We do not intend it to be a complete description of the federal income tax consequences of the share exchange. Tax laws are complex, and your individual circumstances may affect the tax consequences to you. In addition, we have not included information about the tax consequences of the share exchange under state, local or other tax laws. We urge you to consult a tax advisor regarding the tax consequences of the share exchange to you.

         Whitney and American Bank must receive a tax opinion from Arthur Andersen LLP in order to complete the share exchange. The tax opinion will be based upon representations made by Whitney and American Bank about the terms of the share exchange and certain other matters. The tax opinion must conclude that the share exchange will constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code, which means:

                  o neither Whitney nor American Bank will recognize any gain or loss in the share exchange;

                  o American Bank's shareholders will not recognize any gain or loss for federal income tax purposes to the extent they receive Whitney common stock in exchange for their American Bank common stock;

                  o the tax basis of the Whitney common stock received in the share exchange will be the same as the tax basis of the exchanged American Bank common stock;

                  o the holding period, for federal income tax purposes, for Whitney common stock received in the exchange will include the period during which the shareholder held his or her American Bank common stock (as long as the American Bank common stock was held as a capital asset at the effective date of the share exchange); and

                  o where solely cash is received by a holder of American Bank common stock in the share exchange pursuant to the exercise of rights of dissent, such cash will be treated as a redemption of the shareholder's common stock subject to the provisions and limitations of
                           Section 302 of the Internal Revenue Code.

         American Bank has elected "S corporation" treatment under the Internal Revenue Code. This means that the corporate entity does not generally pay income tax on its profits and losses; instead, American Bank's shareholders pay income tax on (and receive the tax benefits of) the profits and losses of American Bank. Whitney is not an "S corporation." Whitney shareholders pay income tax on the dividends and other distributions they receive in respect of their Whitney stock. They do not pay income tax on Whitney's profits or receive the tax benefits of any Whitney losses.

ACCOUNTING TREATMENT OF THE SHARE EXCHANGE

         Whitney intends to account for the share exchange as a pooling of interests. In order for the share exchange to qualify for pooling-of-interests accounting treatment, among other things, the total amount of cash that Whitney is required to pay as a result of the share exchange cannot exceed 10% of the value of the outstanding American Bank common stock to be exchanged in the share exchange. Also, in order for the pooling-of-interests accounting method to apply, affiliates of Whitney and American Bank cannot sell, transfer, pledge or otherwise alienate or encumber any shares of Whitney common stock (whether received in the share exchange or otherwise) until Whitney has published the results of at least 30 days of post-share exchange combined operations of Whitney and American Bank. Whitney is not obligated to consummate the share exchange if the share exchange does not qualify for pooling-of-interests accounting treatment.

RESALE OF WHITNEY COMMON STOCK

         The shares of Whitney common stock to be issued in the share exchange have been registered under the Securities Act of 1933, as amended. American Bank shareholders who are not affiliates of American Bank or Whitney may freely trade their Whitney common stock upon completion of the share exchange. The term "affiliate" generally means each person who was an executive officer, director or 10% shareholder of American Bank prior to the share exchange or who is an executive officer, director or 10% shareholder of Whitney after the share exchange.

         Those shareholders who are deemed to be affiliates of American Bank may only sell their Whitney common stock as provided by Rule 145 of the Securities Act, or as otherwise permitted under the Securities Act.

         If you are or may be an American Bank affiliate, you should carefully consider the resale restrictions imposed by Rule 145 before you attempt to transfer any shares of Whitney common stock after the share exchange. Persons assumed to be affiliates of American Bank have entered into agreements with Whitney not to sell shares of Whitney common stock they receive in the share exchange in violation of the Securities Act of 1933, as amended.

         Further, such affiliates have agreed not to transfer any shares of Whitney common stock until Whitney releases financial results that include at least 30 days of post-share exchange combined operations of Whitney and American Bank. This restriction is necessary in order to satisfy certain requirements for pooling-of-interests accounting treatment.

                               DISSENTERS' RIGHTS

         The Texas Business Corporation Act (TBCA) provides American Bank shareholders with the right to dissent from the share exchange and obtain cash for their American Bank shares if the share exchange is consummated. The availability of these appraisal rights is conditioned upon compliance with the provisions of Articles 5.11, 5.12 and 5.13 of the TBCA. Accordingly, any American Bank shareholder who wishes to exercise dissenters' rights in connection with the proposed share exchange and receive the appraised cash value of his or her shares should consult with legal counsel.

         Shares of American Bank common stock held by a shareholder who exercises dissenters' rights in connection with the share exchange will not be converted into shares of Whitney common stock. Instead, they will be converted into the right to receive payment of the fair value of their shares of American Bank stock as of the day immediately preceding the meeting.

         THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF DISSENTERS' RIGHTS OF APPRAISAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ARTICLES 5.11, 5.12 AND 5.13 OF THE TCBA, COPIES OF WHICH ARE ATTACHED AS APPENDIX B AND ARE INCORPORATED INTO THIS DISCUSSION BY REFERENCE.

         Under the TBCA, any American Bank shareholder may object to the share exchange and demand payment of the fair value of his or her shares. The shareholder must file a written objection to the share exchange prior to the meeting stating that he or she will exercise dissenters' rights. The notice must include the shareholder's address to receive notices either by delivery or by mail and must be filed with American Bank at the following address:

                  American Bank
                  Attention: Executive Vice President and Cashier
                  1600 Smith Street, Suite 300
                  Houston, Texas 77002

         If the share exchange is effected and the American Bank shareholder made demand and did not vote in favor of the share exchange, American Bank will send the shareholder written notice of consummation of the share exchange within 10 days after it is completed. The shareholder may within 10 days after receiving the notice send a written demand to American Bank for payment of the fair value of his or her shares at the following address:

                  American Bank
                  Attention: Executive Vice President and Cashier
                  1600 Smith Street, Suite 300
                  Houston, Texas 77002

The demand must state the number and class of shares of stock the shareholder holds and his or her estimate of the fair value of those shares.

         A dissenting shareholder does not have to vote against the share exchange to perfect dissenters' rights and demand appraisal. However, an American Bank shareholder cannot vote in favor of the share exchange and then demand dissenters' rights. Proxies that are submitted to the Bank that do not specify how the proxy is to be voted will be voted in favor of the share exchange. Therefore, an American Bank shareholder who wishes to dissent from approval of the share exchange should not submit such a proxy.

         A dissenting shareholder must make a demand for payment of the fair value of his or her shares within the 10-day period specified in the TBCA or the shareholder will be bound by the share exchange agreement and his or her dissenters' rights will be terminated. A vote against the share exchange will not satisfy the statutory requirement that a shareholder give notice of his or her intention to dissent and make demand for payment of the fair value of his or her shares of American Bank stock. Upon making such demand and satisfying the other conditions described above, a dissenting shareholder will no longer be a shareholder of American Bank, but will become a creditor of American Bank.

         Within 20 days after making written demand for payment of the fair value of his or her shares of American Bank stock, a dissenting shareholder must submit his or her certificate(s) formerly representing shares of American Bank stock to American Bank for notation on the certificate(s) that such demand has been made. Failure to submit the certificate(s) for notation, will, at the option of American Bank, terminate the dissenting shareholders' dissenters' rights, the shareholder will be conclusively presumed to have approved the share exchange and his or her right to be paid the fair value of his or her shares of American Bank stock will terminate. Such a shareholder then will only be entitled to receive, in accordance with the share exchange agreement, shares of Whitney common stock (and cash in lieu of fractional shares) for each share of American Bank stock that he or she holds.

         Within 20 days after receiving any demand for payment, American Bank will send each of the dissenting shareholders written notice to the effect that either it will pay the amount claimed or it will pay some other amount as the fair value.

         If, within 60 days after the date the share exchange is effective, American Bank and the dissenting shareholder can agree upon the fair value, American Bank will pay such value and all rights of the dissenting shareholder will cease. If American Bank and the dissenting shareholder cannot agree on the fair value within that 60-day period, either the dissenting shareholder or American Bank may, within 60 days after the expiration of the 60-day period, file an action in a court of competent jurisdiction asking for a finding and determination of the fair value of such shares. Court costs will be allocated between the parties in such manner as the Court may determine.

         You must do all of the things described in this section and as set forth in Articles 5.11, 5.12 and 5.13 of the TBCA in order to preserve your dissenters' rights and to receive the fair value of your shares in cash (as determined under Articles 5.11, 5.12 and 5.13). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares. In view of the complexity of these provisions of Texas law, American Bank shareholders who are considering dissenting from the approval of the share exchange agreement and exercising their dissenters' rights should consult their legal advisors.

                         INFORMATION ABOUT AMERICAN BANK

DESCRIPTION OF BUSINESS

         American Bank is a Texas banking corporation providing a broad line of financial products and services to small and medium-sized businesses and consumers through its community banking branches in Harris and Fort Bend Counties, Texas.

COMPETITION

         Primarily located in the Central Business District of Houston, American Bank competes against major national and regional banking institutions. It also competes with non-banking financial institutions such as credit unions, securities firms, trust companies and insurance companies for deposits and loans.

SUPERVISION AND REGULATION

         American Bank is regulated by the Federal Deposit Insurance Corporation and the Texas Department of Banking.

SEASONALITY OF BUSINESS AND CUSTOMERS

         Until recent times, Houston's economy was largely based on the exploration and production of oil and natural gas. Now, its economic diversification includes growth in high technology industries, medical research, healthcare and professional services.

         Houston is home to many businesses including corporate headquarters for 15 of the Fortune 500 Companies. In addition, many foreign countries and corporations have established a presence in Houston to access North American markets through the city's excellent distribution facilities including the Port of Houston, which ranks eighth in the world in terms of shipping tonnage and first in the United States in terms of foreign tonnage.

EMPLOYEES

         As of the date of this proxy statement-prospectus, American Bank had 92 full time employees. American Bank considers its relationship with employees to be good.

PROPERTIES

         The following list describes the location and general character of the principal properties owned or leased by American Bank and its subsidiaries:

        Location                                Area                    Owner                Use                        Sq. Feet
        --------                                ----                    -----                ---                        --------
1600 Smith Street                              Houston                1600 Smith            Main Office                  33,917
                                                                      Street Venture

2402 N. Main Street                            Houston                American              Branch                        4,000
                                                                      Bank

1415 Louisiana                                 Houston                1415                  Branch                        2,302
                                                                      Louisiana Ltd.

1111 Bagby                                     Houston                Coventry Fund         Branch                        1,834
                                                                      III, Ltd.

5102 Richmond                                  Houston                POR, Inc.             Branch                        3,484

117 Lane Drive #27                             Rosenberg              Mellon Real           Branch                        3,300
                                                                      Estate, Inc.

         American Bank's management believes that all of its properties are in generally good condition and are adequate to meet the needs of the communities they serve.

LEGAL PROCEEDINGS

         American Bank is not a party to any legal or administrative proceeding that would have a material adverse impact on its financial condition.

MARKET PRICE AND DIVIDENDS

Market Prices

         Since its formation, American Bank has not had, nor has it provided, a market for its stock. American Bank stock has always been closely held and the number of trades in its stock have been nominal. Management is not aware of any transactions in American Bank common stock in the last five years other than one trade that occurred in August 1998 for 460 shares at a price of $50.00 per share and two trades (one for a total of 28,750 shares and one for a total of 20,000 shares) that occurred in March 1999 at a price of $56.00 per share.

Distributions

         The following table sets forth, for the periods indicated, the distributions declared by American Bank. American Bank's ability to declare and pay distributions after September 19, 2000 is subject to the restrictions set forth in the share exchange agreement.

                             DISTRIBUTIONS DECLARED

2000

         Third Quarter..................................................$ 2.00
         Second Quarter.................................................$ 2.00
         First Quarter..................................................$ 2.00

1999

         Fourth Quarter.................................................$ 1.50
         Third Quarter..................................................$ 1.25
         Second Quarter.................................................$ 1.25
         First Quarter..................................................$ 1.25

1998

         Fourth Quarter.................................................$ 1.25
         Third Quarter..................................................$ 1.00
         Second Quarter.................................................$ 1.00
         First Quarter..................................................$ 1.00

Holders

         As of ____________, 2000, the record date for the meeting, there were nine record shareholders of American Bank common stock.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT OF AMERICAN BANK

Principal Shareholders

         The following table reflects certain information regarding those persons American Bank knows to be the beneficial owner of more than five percent of the outstanding American Bank common stock as of the record date for the meeting. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares set forth opposite his name.

                            Name of                                   Number of Shares
                       Beneficial Owner                              Beneficially Owned          Percent of Class
                       ----------------                              ------------------          ----------------
Robert T. Brockman                                                        98,449                     23.91%

H. O. Myers                                                              100,252                     24.35%

J. Victor Samuels                                                         40,325                      9.79%

David R. Wilson                                                          139,067                     33.77%

Directors and Executive Officers

        The following table sets forth certain information as of the record date for the meeting concerning the beneficial ownership of American Bank common stock by each director of American Bank and by all directors and executive officers of American Bank as a group. Unless otherwise indicated, each person listed in the table has sole voting and investment power with respect to the shares set forth opposite his name.

                            Name of                                   Number of Shares
                       Beneficial Owner                              Beneficially Owned          Percent of Class
                       ----------------                              ------------------          ----------------
James H. Bray                                                               4,320                      1.05%

Robert R. Franklin, Jr.                                                    19,450                      4.72%

Robert R. Franklin, M.D.                                                    7,900                      1.92%

Ross D. Margraves, Jr.                                                          0                      0.00%

H. O. Myers                                                               100,252                     24.35%

J. Victor Samuels                                                          40,325                      9.79%

David R. Wilson                                                           139,067                     33.77%

Duke Woodward                                                                   0                      0.00%

All directors and executive officers                                      311,314                     75.60%
as a group (9 persons)


                            INFORMATION ABOUT WHITNEY

GENERAL

        Whitney is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended. Whitney's principal banking subsidiary is Whitney National Bank. Whitney National Bank is a national banking association headquartered in New Orleans, Louisiana. It has been engaged in the general banking business in southern Louisiana continuously since 1883. Whitney currently provides banking services through over 120 banking locations in the five-state Gulf Coast region. These locations stretch from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; through central and south Alabama; and into the Florida panhandle. Whitney National Bank also maintains a foreign branch on Grand Cayman in the British West Indies.

        Whitney National Bank is a full-service commercial bank that serves both commercial and retail customers, offering a variety of deposit products and cash management services, secured and unsecured loan facilities, including revolving credit products, and commercial transaction financing. Whitney National Bank also provides trust and investment management services to retirement benefit plans, corporations and individuals, and offers certain limited investment brokerage services.

        Whitney Securities, L.L.C. (Member NASD/SIPC), a wholly-owned subsidiary of Whitney National Bank, provides retail brokerage services. Whitney Securities offers a broad range of investments, including stocks, treasury and agency securities, mutual funds, self-directed retirement accounts and tax-free investments.

        At September 30, 2000, Whitney had consolidated total assets of approximately $6.0 billion, consolidated total deposits of approximately $4.6 billion and consolidated shareholders' equity of approximately $587 million. Whitney's and Whitney National Bank's principal executive offices are located at 228 St. Charles Avenue, New Orleans, Louisiana 70130, and Whitney's telephone number is (504) 586-7117.

        Whitney continues to explore opportunities to acquire additional financial institutions as part of an expansion strategy that focuses on developing a significant banking presence along the United States Gulf Coast from southeast Texas through the Florida panhandle. Thus, at any particular point in time, including the date of this proxy statement-prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve Whitney acquiring such financial institutions in exchange for cash or capital stock. Depending on their terms, these transactions may have a dilutive effect upon the Whitney common stock to be issued in the share exchange.

        Since January 1, 2000, Whitney has completed acquisitions of two financial institutions (one in Texas and one in Louisiana), which had total assets of approximately $278 million. As of the date of this proxy statement-prospectus, Whitney has also executed a definitive agreement to acquire a financial institution in Prattville, Alabama, which has total consolidated assets of approximately $168 million. That transaction involves a merger that is intended to qualify as a pooling of interests. The pending transaction has been approved by applicable regulatory authorities and is subject to other customary conditions. The total combined assets of American Bank and the financial institutions party to these pending and completed acquisitions do not exceed 20% of Whitney's total assets, and the total number of shares of Whitney common stock issued or to be issued in these transactions do not exceed 20% of Whitney's outstanding common stock.

MARKET PRICES OF AND DIVIDENDS DECLARED ON WHITNEY COMMON STOCK

        Whitney common stock is included for quotation on the Nasdaq Stock Market under the symbol "WTNY." The following table sets forth for the periods indicated the high and low reported closing sale prices per share of Whitney common stock as reported on the Nasdaq Stock Market and the quarterly dividends declared for each such period. Dividend information represents the historical amounts declared by Whitney, unadjusted for dividends declared by pooled entities.

               Price Range of Common Stock and Quarterly Dividends

                                                   HIGH           LOW          DIVIDEND
                                                   ----           ---          --------
2000
        Third Quarter.....................        $37.19         $33.38         $0.36
        Second Quarter....................        $39.13         $31.75         $0.36
        First Quarter.....................        $36.66         $31.50         $0.36

1999

        Fourth Quarter....................        $39.25         $33.50         $0.33
        Third Quarter.....................        $39.75         $33.25         $0.33
        Second Quarter....................        $41.75         $35.63         $0.33
        First Quarter.....................        $38.25         $32.19         $0.33

1998

        Fourth Quarter....................        $41.88         $35.75         $0.30
        Third Quarter.....................        $51.25         $36.63         $0.30
        Second Quarter....................        $62.38         $50.00         $0.30
        First Quarter.....................        $63.38         $51.13         $0.30

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents that Whitney has filed or will file with the SEC (File No. 0-1026) are incorporated by reference in this proxy statement-prospectus:

                  o its Annual Report on Form 10-K for the year ended December 31, 1999;

                  o its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

                  o the description of Whitney common stock set forth in Whitney's registration statement under the Securities Exchange Act of 1934, as updated and modified in its entirety by Whitney's Current Report on Form 8-K filed with the SEC on January 19, 1996; and

                  o all documents filed by Whitney with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement-prospectus and prior to the date of the American Bank shareholders meeting will be deemed to be incorporated by reference in this proxy statement-prospectus from the date they are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.

        If you are a beneficial owner of American Bank common stock and would like a copy of any of the information incorporated by reference in this proxy statement-prospectus other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information), Whitney will provide it to you without charge.

        If you would like to receive any of this information, please call, write or e-mail Whitney at:

                           Investor Relations
                           Whitney Holding Corporation
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130
                           Telephone: (504) 586-3627
                           E-mail: investor.relations@whitneybank.com

        You should make your request before ________________, 2000 in order to receive the information prior to the meeting.

                                  OTHER MATTERS

        American Bank's management is not aware of any other matters to be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed forms of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

                                  LEGAL MATTERS

        Phelps Dunbar, L.L.P., New Orleans, Louisiana, has provided an opinion as to the validity of the shares of common stock that Whitney will issue in the share exchange.

                                     EXPERTS

        The consolidated financial statements of Whitney and its subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated by reference in this proxy statement-prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

        The opinion regarding the tax treatment of the share exchange, which is filed as an exhibit to the registration statement of which this proxy statement-prospectus forms a part, has been rendered by Arthur Andersen LLP, independent public accountants, and has been referred to herein in reliance upon the authority of such firm as experts in giving said opinion.

        The enclosed proxy is solicited by American Bank's board of directors. The board urges you to sign the enclosed proxy and return it promptly in the enclosed envelope.

                              BY ORDER OF THE BOARD OF DIRECTORS OF
                              AMERICAN BANK


                              Robert R. Franklin, Jr., President


                 IMPORTANT NOTICE FOR AMERICAN BANK SHAREHOLDERS

        IF YOU CANNOT LOCATE YOUR AMERICAN BANK COMMON STOCK CERTIFICATE(S), PLEASE CONTACT A. F. CELINSKI, JR., EXECUTIVE VICE PRESIDENT AND CASHIER, AT AMERICAN BANK, 1600 SMITH STREET, SUITE 300, HOUSTON, TEXAS 77002, TELEPHONE NUMBER (713) 951-7100. IF YOU HAVE MISPLACED YOUR STOCK CERTIFICATES OR IF YOU HOLD CERTIFICATES IN NAMES OTHER THAN YOUR OWN AND WISH TO VOTE IN PERSON AT THE AMERICAN BANK SPECIAL MEETING, WE ENCOURAGE YOU TO RESOLVE THOSE MATTERS BEFORE THE MEETING.

        PLEASE DO NOT SEND YOUR AMERICAN BANK STOCK CERTIFICATES AT THIS TIME.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

         Whitney is a publicly traded company and is required to file certain reports, proxy statements and other information with the SEC. The SEC maintains a web site on the Internet that contains reports, proxy statements and other information about public companies, including Whitney. The address of that site is HTTP://WWW.SEC.GOV. You may also read and copy any materials filed with the SEC by Whitney at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         Whitney has filed a registration statement on Form S-4 with the SEC that registers the Whitney common stock to be issued in the share exchange. This proxy statement-prospectus does not contain all of the information in the registration statement. Please refer to the registration statement for further information about Whitney and the Whitney common stock to be issued in the share exchange. Statements contained in this proxy statement-prospectus concerning the provisions of certain documents included in the registration statement are not necessarily complete. A complete copy of each document is filed as an exhibit to the registration statement. You may obtain copies of all or any part of the registration statement, including exhibits thereto, upon payment of the prescribed fees, at the offices of the SEC listed above.

         Whitney has supplied all of the information contained in this proxy statement-prospectus relating to Whitney and Whitney National Bank. American Bank has supplied all of the information relating to American Bank.

         This proxy-statement-prospectus incorporates by reference important business and financial information about Whitney that is not included in or delivered with the proxy statement-prospectus. That information is available without charge upon your request to:

                           Investor Relations
                           Whitney Holding Corporation
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130
                           Telephone: (504) 586-3627
                           E-mail: investor.relations@whitneybank.com

         YOU SHOULD MAKE YOUR REQUEST BEFORE ___________________, 2000 IN ORDER TO RECEIVE THE INFORMATION PRIOR TO THE MEETING.

                                   APPENDIX A
                      AGREEMENT AND PLAN OF SHARE EXCHANGE

                      AGREEMENT AND PLAN OF SHARE EXCHANGE


         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE ("Agreement") is made September 19, 2000, between Whitney Holding Corporation ("Whitney"), a Louisiana corporation, on the one hand, and American Bank (the "Bank"), a Texas chartered Subchapter S state bank, on the other hand. Whitney and the Bank shall be hereinafter collectively referred to as the "Constituent Corporations".

                                    PREAMBLE

         WHEREAS, the boards of directors of Whitney and the Bank have determined that it is desirable and in the best interests of their respective corporations and shareholders that Whitney acquire all of the issued and outstanding shares of the Bank pursuant to a share exchange (the "Share Exchange") as permitted by Article 5.02 of the Texas Business Corporation Act (the "TBCA") and Section 32 of the Texas Finance Code (the "TFC") on the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. THE SHARE EXCHANGE, BANK MERGER AND CLOSING

         1.01. SHARE EXCHANGE AND BANK MERGER

         (a) The Share Exchange. On the terms set forth in this Agreement and subject to the conditions set forth in Section 6 hereof, all issued and outstanding shares of the Bank common stock, $10.00 par value (the "Bank Common Stock") will be exchanged for shares of Whitney common stock, no par value ("Whitney Common Stock") and the Bank shall become a wholly owned subsidiary of Whitney.

         (b) Certain Effects of the Share Exchange. The Share Exchange shall have the effects set forth in Section 32.008 of the TFC and Article 5.06 of the TBCA.

         (c) The Bank Merger. Whitney reserves the right to merge the Bank into Whitney National Bank ("WNB") immediately after or at any other time following the Share Exchange. If Whitney elects to proceed with the merger of the Bank into WNB, the Boards of Directors of WNB and the Bank will execute a bank merger agreement pursuant to which the Bank will merge with and into WNB, which shall be the surviving bank.

         1.02. THE CLOSING

         The "Closing" of the transactions contemplated hereby will take place in the Board Room of Whitney, 228 St. Charles Avenue, New Orleans, Louisiana 70130 at 9:00 a.m., New Orleans time, as soon as practicable following satisfaction of the conditions set forth in subparagraphs (a), (b) and (d) of
Section 6.01 hereof, on a mutually agreeable date between January 1, 2001 and the business day immediately preceding the record date for Whitney's first quarter dividend in 2001 ( the "Whitney Record Date"), or if the closing has not occurred prior to Whitney's Record Date, then upon satisfaction of such conditions the Closing shall take place on March 31, 2001 or any other date mutually agreed to by Whitney and Bank. The date on which the Closing occurs is herein called the "Closing Date". If all conditions set forth in Section 6 hereof are satisfied or waived by the party entitled to grant such waiver, at the Closing (a) the Constituent Corporations shall each provide to the other such proof of satisfaction of the conditions set forth in Section 6 as the party whose obligations are conditioned upon such satisfaction may reasonably request,
(b) the certificates, letters, opinions and other items required by Section 6 shall be delivered, (c) the appropriate officers of the parties shall execute, deliver and acknowledge the Articles of Share Exchange in substantially the form set forth in Exhibit 1.02 hereof (the "Articles") in accordance with Article
5.04 of the TBCA, and (d) the parties shall take such further action as is required to consummate the transactions contemplated by this Agreement. If on any date established for the Closing all conditions in Section 6 hereof have not been satisfied or waived by the party entitled to grant such waiver, then such party, on one or more occasions, may declare a delay of the Closing of such duration, not exceeding 10 business days, as the declaring party shall select, but no such delay shall extend beyond the date set forth in subparagraph (c) of
Section 7.01, and no such delay shall interfere with the right of any party to terminate this Agreement pursuant to Section 7.

         1.03. THE EFFECTIVE DATE AND TIME

         Immediately following (or concurrently with) the Closing, the Share Exchange shall be consummated by the filing of the Articles with the Banking Commissioner of Texas (the "Commissioner"), and the Share Exchange shall be effective at the date and time specified in Articles. The date on which and the time at which the Share Exchange becomes effective are herein referred to as the "Effective Date" and the "Effective Time," respectively.

         1.04. CORPORATE MATTERS

         Immediately following the Effective Time, the Articles of Association of the Bank shall be amended and restated pursuant to Section 32.008 of the TFC and Article 4.07 of the TBCA, as shown on Exhibit 1.04 annexed hereto (the "Amended Articles"). The Bylaws of the Bank shall likewise be amended and restated. The directors and officers of the Bank at the Effective Time shall remain the directors and officers of the Bank until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Each share of capital stock of the Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall be the capital stock of the Bank.

         1.05. TAX CONSEQUENCES

         It is the intention of the parties hereto that the Share Exchange shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

         SECTION 2. EXCHANGE OF SHARES

         2.01. EXCHANGE

         Subject to the provisions of this Section 2, and in accordance with
Section 32.008 of the TFC and Article 5.02 of the TBCA, Whitney shall acquire all of the Bank Common Stock issued and outstanding immediately prior to the Effective Time, pursuant to the plan of share exchange set forth in this Agreement and the shares of Bank Common Stock shall be exchanged as follows:

         (a) Exchange Ratio. Each issued and outstanding share of Bank Common Stock, other than Dissenting Shares (as hereinafter defined) and shares held in treasury ("Treasury Shares"), and subject to the provisions of subsection 2.01(d) relating to fractional shares, shall, by virtue of the Share Exchange and without any action on the part of the holder thereof, be exchanged for that number of shares of Whitney Common Stock that is equal to the quotient (the "Exchange Ratio") obtained by dividing the Exchange Consideration (as hereinafter defined) by the total number of issued and outstanding shares (not Treasury Shares) of Bank Common Stock immediately prior to the Effective Time.


         (b) For purposes of this Section 2, shares of Bank Common Stock that are held by the Bank (other than shares held by the Bank in a fiduciary capacity other than for the Bank) shall not be considered outstanding and shall be cancelled (and not converted) by virtue of the Share Exchange.

         (c) Exchange Consideration. The term "Exchange Consideration" means 1,815,000 shares of Whitney Common Stock.

         (d) Fractional Shares. In lieu of the issuance of fractional shares of Whitney Common Stock, each shareholder of the Bank, upon surrender of his or her certificate that immediately prior to the Effective Time represented Bank Common Stock, other than Dissenting Shares and Treasury Shares, shall receive a cash payment (without interest) equal to the fair market value at the Effective Time of any fraction of a share of Whitney Common Stock to which such holder would be entitled but for this provision. For purposes of calculating such payment, the fair market value of a fraction of a share of Whitney Common Stock at the Effective Time shall be such fraction multiplied by the closing Nasdaq Stock Market National Market System price of Whitney Common Stock on the trading day immediately prior to the Closing Date.

         (e) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing a share or shares of Bank Common Stock, other than Dissenting Shares and Treasury Shares, upon surrender thereof to Whitney, together with duly executed transmittal materials provided pursuant to Section 2.01(f) or upon compliance by the holder or holders thereof with the procedures of Whitney with respect to lost, stolen or destroyed certificates, shall be entitled to receive in exchange therefor any payment due in lieu of fractional shares and a certificate or certificates representing the number of whole shares of Whitney Common Stock into which such holder's shares of Bank Common Stock were converted. Until so surrendered, each outstanding Bank stock certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions (if any) in respect of Whitney Common Stock, to represent the number of whole shares of Whitney Common Stock into which such holder's Bank Common Stock shall have been converted. Whitney may, at its option, refuse to pay any dividend or other distribution to holders of unsurrendered Bank stock certificates until surrendered; provided, however, that upon the surrender and exchange of any Bank stock certificates there shall be paid, to the extent not previously paid, to the record holders of the Whitney stock certificates issued in exchange therefor the amount, without interest, of accumulated dividends and distributions, if any, which have become payable with respect to the number of whole shares of Whitney Common Stock into which the shares of Bank Common Stock theretofore represented by such certificates shall have been exchanged. The provisions of this subsection 2.01(e) are intended for the benefit of the holders of shares of Bank Common Stock and shall be enforceable by such holders and each such holder's heirs, representatives and successors.

         (f) Transmittal Materials. Promptly after the Effective Time, Whitney shall send to each former shareholder of record of the Bank at the Effective Time transmittal materials for use in exchanging certificates of Bank Common Stock for certificates of Whitney Common Stock and cash in lieu of fractional shares.

         (g) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Bank Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Share Exchange and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Exchange Consideration provided in subsection 2.01(c) of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TFC and the TBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Bank Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Exchange Consideration without any interest thereon.

         2.02. CLOSING TRANSFER BOOKS

         At the Effective Time, the stock transfer books of the Bank shall be closed and no transfers of shares of Bank Common Stock shall be made thereafter. All shares of Whitney Common Stock issued, and any fractional share payments paid upon surrender for exchange of certificates representing shares of Bank Common Stock in accordance with this Section 2 shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of Bank Common Stock theretofore represented by such certificates.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BANK

         The Bank represents and warrants to Whitney that, as of the date of this Agreement and as of the Closing Date, except as set forth in the corresponding subsection of the Schedule of Exceptions (as hereinafter defined in subsection 5.01(b)):

         3.01. ORGANIZATION AND QUALIFICATION

         The Bank is a Texas chartered Subchapter S state bank, duly organized, validly existing and in good standing under the laws of the State of Texas and is domiciled in the State of Texas. The Bank has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute this Agreement and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Bank's financial condition, results of operations or business.

         3.02. CAPITAL STOCK; OTHER INTERESTS

         The authorized capital stock of the Bank consists of 1,000,000 shares of common stock, of which 411,750 shares are issued and outstanding and no shares are held in its treasury. All issued and outstanding shares of capital stock of the Bank have been duly authorized and are validly issued, fully paid and non-assessable. The Bank does not have any outstanding stock options or other rights to acquire any shares of its capital stock or any security convertible into such shares, nor does it have any obligation or commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. There are no agreements among the Bank and the Bank's shareholders or by which the Bank is bound with respect to the voting or transfer of Bank Common Stock or granting registration rights to any holder thereof. The outstanding capital stock of the Bank has been issued in compliance with all legal requirements and in compliance with any preemptive or similar rights. The Bank does not have any subsidiaries or any direct or indirect ownership interest exceeding 5% in any firm, corporation, partnership or other entity.

         3.03. CORPORATE AUTHORIZATION; NO CONFLICTS

         Subject to the approval of this Agreement by the shareholders of the Bank in accordance with the TFC, the TBCA and applicable federal law, all corporate acts and other proceedings required of the Bank for the due and valid authorization, execution, delivery and performance of this Agreement and consummation of the Share Exchange have been validly and appropriately taken. Subject to approval by the shareholders of the Bank and to such regulatory approvals as are required by law, this Agreement constitutes the legal, valid and binding obligation of the Bank and is enforceable against the Bank in accordance with the terms hereof, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the Bank's properties or assets under, any of the terms, conditions or provisions of the Bank's articles of association or by-laws or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which the Bank or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to the Bank or any of its assets.

         3.04. FINANCIAL STATEMENTS, REPORTS AND PROXY STATEMENTS

         (a) The Bank has delivered or made available to Whitney true and complete copies of (i) the audited balance sheets as of December 31, 1998 and December 31, 1999 of the Bank and the related audited statements of income, shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the reports of its independent public accountants with respect thereto (collectively, the "Financial Statements"), (ii) the unaudited balance sheets as of June 30, 1999 and June 30, 2000 of the Bank, and the related unaudited statements of income, shareholders' equity and cash flows for the six-month periods then ended (collectively, the "Interim Financial Statements"), (iii) the annual report to the Board of Governors of the Federal Reserve System ("Federal Reserve Board") for the year ended December 31, 1999,
(iv) all call reports, including all amendments thereto, made to the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Board and the Commissioner since December 31, 1995, and (v) all monthly, quarterly, annual and other communications (including any proxy statements relating to meetings of the Bank's shareholders) disseminated to the Bank's shareholders at any time since December 31, 1995.

         (b) The Financial Statements and the Interim Financial Statements have been (and all financial statements delivered to Whitney as required by this Agreement will be) prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP the results of operations of the Bank for the periods covered thereby and the financial condition of the Bank as of the dates thereof. All call and other regulatory reports referred to above have been filed on the appropriate form and prepared in all material respects in accordance with such forms' instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Interim Financial Statements (the "Latest Balance Sheet"), the Bank has not had, nor are any of its assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, known or unknown, matured or unmatured) which is not reflected and adequately reserved against in accordance with GAAP. No report, including any report filed with the FDIC, the Commissioner, the Federal Reserve Board, or other banking regulatory agency, and no report, proxy statement or offering materials made or given to shareholders of the Bank since January 1, 1997 as of the respective dates thereof, contained, and no such report, proxy statement, offering materials or report to shareholders filed or disseminated after the date of this Agreement will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements and the Interim Financial Statements are supported by and consistent with a general ledger and detailed trial balances of investment securities, loans and commitments, depositors' accounts and cash balances on deposit with other institutions, copies of which have been made available to Whitney.

         3.05. LOAN AND INVESTMENT PORTFOLIOS

         All loans, discounts and financing leases (in which the Bank is lessor) reflected on the Latest Balance Sheet (a) were, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of the Bank's business, (b) are evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of the date of the Latest Balance Sheet (or a more recent date), and of the investment portfolios of the Bank as of such date, have been delivered to Whitney concurrently with the Schedule of Exceptions. Except as specifically noted on
Schedule 3.05, the Bank is not a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by the Bank to be otherwise in material default for more than 30 days, (iii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by the FDIC, the Bank, the FRB or the Commissioner, (iv) an obligation of any director, executive officer or 10% shareholder of the Bank who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in violation of any law, regulation or rule of any governmental authority, other than those that are immaterial in amount.

         3.06. ADEQUACY OF ALLOWANCES FOR LOSSES

         Each of the allowances for losses on loans, financing leases and other real estate shown on the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to the Bank which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any such provisions for losses or a material decrease in any of the allowances therefor reflected in the Latest Balance Sheet. Each of the allowances for losses on loans, financing leases and other real estate reflected on the books of the Bank at all times from and after the date of the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and there are no facts or circumstances known to the Bank which are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any of such provisions for losses or a material decrease in the allowances therefor reflected in the Latest Balance Sheet.

         3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS

         Since the date of the Latest Balance Sheet, the Bank has not declared, and will not declare, set aside for payment or pay any dividend to holders of, or declare or make any distribution on, any shares of the Bank's capital stock except regular distributions in amounts not to exceed $2.00 per share per quarter of Bank Common Stock in conformity with past practices of the Bank. Whitney and the Bank shall cooperate in selecting the record date of the Bank's distributions for the quarter in which the Effective Time is to occur to ensure that holders of Bank Common Stock do not fail to receive any distribution or, if the Closing occurs prior to Whitney's Record Date, a dividend in respect to their shares of Whitney Common Stock, and a stub distribution for the quarter in which the Closing occurs in conformity with past practices prorated to the Closing Date and proportional to a quarterly dividend not to exceed $2.00 per share. Since the date of the Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of the Bank. Except as may result from the transactions contemplated by this Agreement, the Bank has not, since the date of the Latest Balance Sheet:

         (a) borrowed any money or entered into any capital lease or leases or, except in the ordinary course of business consistent with past practices, (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iii) sold, assigned or transferred any of its assets in excess of $100,000 in the aggregate, or (iv) incurred any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute or contingent);

         (b) suffered any material damage, destruction or loss to immovable or movable property, whether or not covered by insurance;

         (c) experienced any material change in asset concentrations as to customers or industries or in the nature and source of its liabilities or in the mix of interest-bearing versus non-interest bearing deposits;

         (d) received notice or had knowledge or reason to believe that any material labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

         (e) received notice that one or more substantial customers has terminated or intends to terminate such customers' relationship with it, with the result being a material adverse effect on the Bank;

         (f) failed to operate its business in the ordinary course consistent with past practices, or failed to use reasonable efforts to preserve its business organization intact or to preserve the goodwill of its customers and others with whom it has business relations;

         (g) incurred any material loss except for losses adequately reserved against on the date of this Agreement or on the Latest Balance Sheet and expenses associated with this transaction, or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of business;

         (h) forgiven any material debt owed to it, or canceled any of its claims or paid any of its noncurrent obligations or liabilities;

         (i) made any capital expenditure or capital addition or betterment in excess of $50,000;

         (j) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses (except annual year end bonuses that may be paid in conformity with past practices), profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $50,000;

         (k) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Financial Statements or the Interim Financial Statements;

         (l) made any loan, given any discount or entered into any financing lease which has not been (i) made, at the time and under the circumstances in which made, for good, valuable and adequate consideration in the ordinary course of business, (ii) evidenced by genuine notes, agreements or other evidences of indebtedness and (iii) fully reserved against in an amount sufficient in accordance with applicable regulatory guidelines to provide for all charge-offs reasonably anticipated in the ordinary course of business after taking into account all recoveries reasonably anticipated in the ordinary course of business; or

         (m) entered into any agreement, contract or commitment to do any of the foregoing.

         3.08. TAXES

         The Bank has timely filed all federal, state and local income, franchise, excise, sales and use, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, has paid all material taxes, interest payments and penalties as reflected therein which have become due, other than taxes which are being contested in good faith and for which adequate reserves have been made on the Latest Balance Sheet, has made adequate provision for the payment of all such taxes accruable for all periods ending on or before the date of this Agreement (and will make such accruals through the Closing Date) to any city, county, state, the United States or any other taxing authority, and is not delinquent in the payment of any material tax or material governmental charge of any nature. The federal income tax returns of the Bank have not been audited by the Internal Revenue Service in the past seven years. No audit or examination is presently being conducted by any taxing authority nor has the Bank received written notice from any such taxing authority of its intention to conduct any investigation or audit or to commence any such proceeding; no material unpaid tax deficiencies or additional liabilities of any sort have been proposed to the Bank by any governmental representative, and no agreements for extension of time for the assessment of any tax have been entered into by or on behalf of the Bank. The Bank has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all tax withholding provisions of applicable federal, state and local laws (including, without limitation, income, social security and employment tax withholding for all forms of compensation).

         3.09. TITLE TO ASSETS

         (a) On the date of the Latest Balance Sheet, the Bank had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected on the Latest Balance Sheet, and has good and merchantable title to all real property and good and merchantable title to all other material properties and assets acquired since the date of the Latest Balance Sheet, in each case free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Latest Balance Sheet or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any of such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. The Bank owns, or has valid leasehold interests in, all material properties and assets used in the conduct of its business. Any real property and other material assets held under lease by the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of and proposed to be made of such property by the Bank of such property. No real property held by the Bank, or any real property subject to a security interest, has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Hazardous Materials.

         (b) With respect to each lease of any real property or a material amount of personal property to which the Bank is a party (whether as lessee or lessor), except for financing leases in which the Bank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Share Exchange will not constitute a default or a cause for termination or modification of such lease.

         (c) The Bank has no legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

         3.10. LEGAL MATTERS

         (a) Except as set forth on Schedule 3.10 of the Schedule of Exceptions, to the Bank's knowledge (i) there is no material claim, action, suit, proceeding, arbitration or investigation pending in any court or before or by any governmental agency or instrumentality or arbitration panel or otherwise, or threatened against the Bank nor (ii) do any facts or circumstances exist that would be likely to form the basis for any material claim against the Bank that, if adversely determined, would have a material adverse effect on the Bank.

         (b) The Bank has complied in all material respects with and is not in default in any material respect under (and has not been charged or threatened with or come under investigation with respect to any charge concerning any material violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality.

         (c) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to the Bank as a result of examination by any bank regulatory authority.

         (d) The Bank is not subject to any written agreement, memorandum or order with or by any bank regulatory authority.

         (e) To the Bank's knowledge, there is no claim, action, suit, proceeding, arbitration, or investigation, pending or threatened, in which any material claim or demand is made or threatened to be made against the Bank or any officer, director, advisory director or employee, in each case by reason of any person being or having been an officer, director, advisory director or employee of the Bank.

         3.11. EMPLOYEE BENEFIT PLANS

         (a) Except for the plans listed on Schedule 3.11(a) of the Schedule of Exceptions (the "ERISA Plans"), the Bank does not sponsor, maintain or contribute to, nor has the Bank at any time sponsored, maintained or contributed to, any employee benefit plan that is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each of the ERISA Plans has been maintained and administered in all material respects in compliance with its terms, the provisions of ERISA and all other applicable laws, and, where applicable, the provisions of the Code. No ERISA Plan, including any "party in interest" or "disqualified person" with respect thereto has engaged in a nonexempt prohibited transaction under Section 4975 of the Code or Section 502(i) of ERISA; there is no matter relating to any of the ERISA Plans pending or threatened, nor are there any facts or circumstances existing that could reasonably be expected to lead to (other than routine filings such as qualification determination filings), proceedings before, or administrative actions by, any governmental agency; there are no actions, suits or claims pending or threatened (including, without limitation, breach of fiduciary duty actions, but excluding routine uncontested claims for benefits) against any of the ERISA Plans or the assets thereof. The Bank has complied in all material respects with the reporting and disclosure requirements of ERISA and the Code. None of the ERISA Plans is a multi-employer plan within the meaning of Section 3(37) of ERISA. A favorable determination letter has been issued by the Internal Revenue Service with respect to each ERISA Plan that is intended to be qualified under Section 401(a) of the Code and the Internal Revenue Service has taken no action to revoke any such letter and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. The Bank has not sponsored, maintained or made contributions to any plan, fund or arrangement subject to Title IV of ERISA or the requirements of Section 412 of the Code or providing for medical benefits, insurance coverage or other similar benefits for any period extending beyond the termination of employment, except as may be required under the "COBRA" provisions of ERISA and the Code or under similar requirements of state law.

         (b) Set forth on Schedule 3.11(b) of the Schedule of Exceptions is a true and complete list and description of each and every benefit plan and benefit arrangement of the Bank other than the ERISA Plans. True and complete copies of all plan (including ERISA Plan) documents and written agreements (including all amendments and modifications thereof), together with copies of any tax determination letters, trust agreements, summary plan descriptions, insurance contracts, investment management agreements and the three most recent annual reports on form series 5500 with respect to such plan or arrangement have been delivered to Whitney concurrently with the Schedule of Exceptions. No such ERISA Plan or other plan constitutes a defined benefit pension plan or has any "accumulated funding deficiency" within the meaning of the Code..

         (c) All group health plans of the Bank to which Section 4980B(f) of the Code or Section 601 of ERISA applies are in compliance in all material respects with continuation coverage requirements of Section 4980B(f) of the Code and
Section 601 of ERISA and any prior violations of such sections have been cured prior to the date hereof.

         (d) Each plan, fund or arrangement previously sponsored or maintained by the Bank, or to which the Bank previously made contributions which has been terminated by the Bank was terminated in accordance with ERISA, the Code and the terms of such plan, fund or arrangement and no event has occurred and no condition exists that would subject the Bank, Whitney or WNB to any tax, penalty, fine or other liability as a result of, directly or indirectly, the termination of such plan, fund or arrangement.

         (e) The current fair market value of the assets of each ERISA Plan subject to the provisions of Title IV of ERISA equals or exceeds the present value of the accrued benefits of each such plan as of the end of the most recent plan year, calculated on a termination and on-going basis, and there has been no material change likely to change the funding status of any such plan. No funding deficiency within the meaning of Section 412 of the Code exists with respect to any ERISA Plan. All contributions required or accrued under the terms of any plan (including any ERISA Plan) have been made and all insurance premiums required or accrued under the terms of any plan (including any ERISA plan) have been paid as of the date hereof.

         3.12. INSURANCE POLICIES

         The Bank maintains in full force and effect insurance policies and bonds in such amounts and against such liabilities and hazards as are considered by it to be adequate. An accurate list of all such insurance policies is attached as Schedule 3.12 of the Schedule of Exceptions. The Bank is not now liable for, nor has the Bank received notice of, any material retroactive premium adjustment. All policies are valid and enforceable and in full force and effect, and the Bank has not received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, the Bank has not been refused any basic insurance coverage sought or applied for (other than certain exclusions for coverage of certain events or circumstances as stated in such polices), and the Bank does not have any reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought as favorable as those presently in effect.

         3.13. AGREEMENTS

         (a) The Bank is not a party to:

                  (i)  any collective bargaining agreement;

                  (ii) any employment or other agreement or contract with or commitment to any employee other than the employee benefits and plans referred to in Schedule 3.11 of the Schedule of Exceptions; the agreements, arrangements, policies and practices referred to Schedule 3.13(a)(ii) of the Schedule of Exceptions; and, such agreements as are terminable without penalty upon not more than 30 days notice by the employer;

                  (iii) any obligation of guaranty or indemnification except such indemnification of officers, directors, employees and agents of the Bank as on the date of this Agreement may be provided in their respective articles of incorporation or association and by-laws (and no indemnification of any such officer, director, employee or agent has been authorized, granted or awarded), except if entered into in the ordinary course of business with respect to customers of the Bank, letters of credit, guaranties of endorsements and guaranties of signatures;

                  (iv) any agreement, contract or commitment which is or if performed will be materially adverse to the financial condition, results of operations or business of the Bank;

                  (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Bank (x) to engage in any line of business permitted by regulatory authorities, (y) to compete with any person in a line of business permitted by applicable regulatory guidelines to be engaged in by Texas state or national banks, or (z) to fulfill any of its requirements or needs for services or products (including, for example, contracts with vendors to supply customers with credit insurance); or

                  (vi) any written agreement, memorandum, letter, order or decree, formal or informal, with any federal or state regulatory agency, nor has the Bank been advised by any regulatory agency that it is considering issuing or requesting any such written agreement, memorandum, letter, order or decree.

         (b) Schedule 3.13(b) contains a list of each material agreement, contract or commitment (except those entered into in the ordinary course of business with respect to loans, lines of credit, letters of credit, depositor agreements, certificates of deposit and similar banking activities and equipment maintenance agreements which are not material) to which the Bank is a party or which affects the Bank. To the Bank's knowledge, the Bank has not in any material respect breached, nor is there any pending or threatened claim that it has materially breached, any of the terms or conditions of any of such agreements, contracts or commitments or of any material agreement, contract or commitment that it enters into after the date of this Agreement. The Bank is not in material violation of any written agreement, memorandum, letter, order or decree, formal or informal, with any federal or state regulatory agency.

         3.14. LICENSES, FRANCHISES AND GOVERNMENTAL AUTHORIZATIONS

         The Bank possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without interference or interruption. The deposits of the Bank are insured by the FDIC to the extent provided by applicable law, and there are no pending or threatened proceedings to revoke or modify that insurance or for relief under 12 U.S.C. Section 1818.

         3.15. CORPORATE DOCUMENTS

         The Bank has delivered to Whitney true and correct copies of its articles of association and its by-laws, all as amended and currently in effect. All of the foregoing and all of the corporate minutes and stock transfer records of the Bank are current, complete and correct in all material respects.

         3.16. CERTAIN TRANSACTIONS

         No past or present director, executive officer or five percent or greater shareholder of the Bank has, since January 1, 1994, engaged in any transaction or series of transactions which, if the Bank had been subject to
Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission (the "SEC").

         3.17. ENVIRONMENTAL MATTERS

         (a) (i) The Bank has obtained all material permits, licenses and other authorizations that are required to be obtained by it under any applicable Environmental Law Requirements (as hereinafter defined) in connection with the operation of its businesses and ownership of its properties (collectively, the "Subject Properties"), including without limitation, to the Bank's knowledge, properties acquired by foreclosure or in settlement of loans;

                  (ii) The Bank is in compliance with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements, except for such noncompliance as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of the Bank;

                  (iii) There are no past or present events, conditions, circumstances, activities or plans by the Bank related in any manner to the Bank or the Subject Properties that did or would violate or prevent compliance or continued compliance with any of the Environmental Law Requirements, or give rise to any Environmental Liability, as hereinafter defined, except for such as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of the Bank;

                  (iv) To the Bank's knowledge, there is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened by any person against the Bank, or any prior owner of any of the Subject Properties which relates to the Subject Properties and relates in any way to any Environmental Law Requirement or seeks to impose any Environmental Liability; and

                  (v) To the Bank's knowledge, the Bank is not subject to or responsible for any material Environmental Liability which is not set forth and adequately reserved against on the Latest Balance Sheet.

         (b) "Environmental Law Requirement" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation: (A) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature; (B) all requirements pertaining to protection of the health and safety of employees or the public; and (C) all requirements pertaining to the (i) drilling, production, and abandonment of oil and gas wells, (ii) the transportation of produced oil and gas, and (iii) the remediation of sites related to that drilling, production or transportation.

         (c) "Hazardous Materials" shall mean: (A) Any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.) ("CERCLA") as amended from time to time, or regulations promulgated thereunder; (B) asbestos; (C) polychlorinated biphenyls; (D) any "regulated substance" as defined by 40 C.F.R.
Section 280.12, or 30 Texas Administrative Code Section 334.2; (E) any naturally occurring radioactive material ("NORM"), as defined by applicable federal or state laws or regulations as amended from time to time, irrespective of whether the NORM is located in Texas or another jurisdiction; (F) any non-hazardous oilfield wastes ("NOW") defined under applicable federal or state laws or regulations, irrespective of whether those wastes are located in Texas or another jurisdiction; (G) any substance the presence of which on the Subject Properties is prohibited by any lawful rules and regulations of legally constituted authorities from time to time in force and effect relating to the Subject Properties; and (H) any other substance which by any such rule or regulation requires special handling in its collection, storage, treatment or disposal.

         (d) "Environmental Liability" shall mean (i) any liability or obligation arising under any Environmental Law Requirement, or (ii) any liability or obligation under any other theory of law or equity (including without limitation any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         3.18. COMPLIANCE WITH LAWS

         The Bank is in compliance with all applicable laws, rules, regulations, orders, writs, judgments and decrees the noncompliance with which reasonably could be expected to have a material adverse effect on the financial condition, results of operations or business of the Bank. There are no governmental investigations pending or, to the Bank's knowledge, threatened against the Bank. There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to the Bank as a result of examination by any bank regulatory authority, except those cited in examination reports previously submitted to, and reviewed by, Whitney.

         3.19.    INTELLECTUAL PROPERTY

         The Bank owns or holds valid licenses to use all trademarks, tradenames, service marks and other intellectual property that are used in the conduct of its business.

         3.20. COMMUNITY REINVESTMENT ACT

         The Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has CRA ratings of not less than "satisfactory," and has received no material criticism from regulators with respect to discriminatory lending practices, and has no knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than "satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

         3.21. ACCURACY OF STATEMENTS

         No warranty or representation made or to be made by the Bank in this Agreement or in any document furnished or to be furnished by the Bank pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in Section 5.13 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         3.22. SUBCHAPTER S REPRESENTATIONS AND WARRANTIES

         (a) As of the effective date of the S corporation election of the Bank under Section 1362(a) of the Code and at all times thereafter, all shareholders of Bank have qualified as eligible S corporation shareholders under Section 1361(b) of the Code.

         (b) The Bank made a valid, timely S corporation election under Section 1362(a) of the Code and the applicable regulations, with all necessary shareholder consents included. The Bank's S corporation election has been accepted by the Internal Revenue Service (the "Service"), is not currently subject to challenge by the Service, and there are no facts or circumstances which if discovered by the Service upon examination would result in the termination of the Bank's S corporation election at any point in time prior to the Closing.

         (c) The Bank has at all times since the effective date of its S corporation election had only one class of stock outstanding, and at no time has there existed any instrument (including, but not limited to, certain debt instruments, options, warrants, or similar instruments, buy-sell agreements and certain other contractual arrangements) which could be construed to constitute a second class of stock in violation of Section 1361(b)(1)(D) of the Code.

         (d) The Bank has at all times since the effective date of its S corporation election had 75 or fewer eligible shareholders under Section 1361(b) of the Code.

         (e) The Bank has enforceable contractual agreements with all shareholders preventing any action, including but not limited to the transfer of stock to ineligible shareholders, which would cause the termination or revocation of the S corporation election at any time prior to the Closing.

         (f) Neither the Bank nor its shareholders have filed for a revocation of the Bank's S corporation election under Section 1362(d) of the Code.

         (g) The Bank has made no shareholder distributions or dividends disproportionate to stock ownership or in any other manner that could create a second class of stock in violation of Section 1361(b)(1)(D) of the Code.

         (h) The Bank has recognized all net built-in gains under Section 1374 of the Code and paid all applicable corporate tax under Section 1374 of the Code for all periods beginning with the effective date of its S corporation election and ending with the date of Closing. Recognized built-in gains for this purpose specifically includes the required recognition of the Bank's tax loan loss reserve attributable to the period prior to the S corporation election as taxable income.

         (i) The passive investment income of the Bank, as defined in Section 1375(b)(3) of the Code, has not exceeded 25% of the Bank's gross receipts, as defined in Sections 1375(b)(3) and 1362(d)(3) of the Code, for any period since the effective date of the S corporation election.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF WHITNEY

          Whitney represents and warrants to the Bank that as of the date of this Agreement and as of the Closing Date:

         4.01. CONSOLIDATED GROUP; ORGANIZATION; QUALIFICATION

         "Whitney's consolidated group," as such term is used in this Agreement, consists of Whitney and WNB. Whitney is a corporation duly organized and validly existing under the laws of the State of Louisiana and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. WNB is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America. Whitney has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of Whitney's consolidated group, taken as a whole.

         4.02. CAPITAL STOCK

         As of the date of this Agreement, the authorized capital stock of Whitney consists of 100,000,000 shares of Whitney Common Stock. As of August 31, 2000, 22,685,104 shares of Whitney Common Stock were issued and outstanding and 1,060,408 shares were held in its treasury. All issued and outstanding shares of capital stock of Whitney and WNB have been duly authorized and are validly issued, fully paid and (except as provided in 12 U.S.C. Section 55) non-assessable. The outstanding capital stock of Whitney and WNB has been issued in compliance with all legal requirements and any preemptive or similar rights. Whitney owns all of the issued and outstanding shares of capital stock of WNB free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances.

         4.03. CORPORATE AUTHORIZATION; NO CONFLICTS

         All corporate acts and other proceedings required of Whitney for the due and valid authorization, execution, delivery and performance of this Agreement and consummation of the Share Exchange have been validly and appropriately taken. Subject to such regulatory and board approvals as are required by law, this Agreement constitutes the legal, valid and binding obligation of Whitney and is enforceable against Whitney in accordance with the terms hereof, except to the extent that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of Whitney's properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or its by-laws (or comparable documents) or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

         4.04. FINANCIAL STATEMENTS; REPORTS AND PROXY STATEMENTS

         (a) Whitney has delivered to the Bank true and complete copies of (i) the consolidated balance sheets as of December 31, 1998 and December 31, 1999 of Whitney and its consolidated subsidiaries, the related consolidated statements of operations, changes in shareholders' equity and cash flows for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto, as presented in Whitney's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC (collectively, the "Whitney Financial Statements") and (ii) the unaudited consolidated balance sheet as of June 30, 2000 of Whitney and its consolidated subsidiaries and the related unaudited statements of operations and cash flows for the six-month period then ended, as presented in Whitney's quarterly report on Form 10-Q for the quarter then ended filed with the SEC (collectively, the "Whitney Interim Financial Statements").

         (b) The Whitney Financial Statements and the Whitney Interim Financial Statements have been prepared in conformity with GAAP applied on a basis consistent with prior periods, and present fairly, in conformity with GAAP, the consolidated results of operations of Whitney's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call and other regulatory reports have been filed on the appropriate form and prepared in all material respects in accordance with such forms' instructions and the applicable rules and regulations of the regulating federal agency. As of the date of the latest balance sheet forming part of the Whitney Interim Financial Statements (the "Whitney Latest Balance Sheet"), no member of Whitney's consolidated group had, nor were any of any of such member's assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, matured or unmatured), which is not reflected and adequately reserved against in the Whitney Latest Balance Sheet in accordance with GAAP.

         4.05. LEGALITY OF WHITNEY SECURITIES

         All shares of Whitney Common Stock to be issued pursuant to the Share Exchange have been duly authorized and, when issued pursuant to this Agreement, will be validly and legally issued, fully paid and non-assessable, and will be, at the time of their delivery, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances and any preemptive or similar rights.

         4.06. SEC REPORTS

         Whitney has previously delivered to the Bank an accurate and complete copy of the following Whitney reports filed with the SEC pursuant to the Exchange Act: (a) annual reports on Form 10-K for the years ended December 31, 1997, 1998 and 1999; (b) quarterly report on Form 10-Q for the quarter ended June 30, 2000; and (c) proxy statements for the years 1998, 1999 and 2000; as of their respective dates, no such Report or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Whitney has timely filed all reports and other documents required to be filed by it under the Securities Act of 1933, as amended (the

"Securities Act") and the Exchange Act.

         4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS

         Since the date of the Whitney Latest Balance Sheet, there has been no event or condition of any character (whether actual or threatened) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.

         4.08. LEGAL MATTERS

         (a) There are no material actions, suits, proceedings, arbitrations or investigations pending or, to Whitney's knowledge threatened, against any member of Whitney's consolidated group which would be required to be disclosed in a Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K of the SEC's Rules and Regulations that are not so disclosed.

         (b) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Whitney's consolidated group as a result of examination by any bank regulatory authority or bank holding company regulatory authority.

         (c) No member of Whitney's consolidated group is subject to any written agreement, memorandum or order or decree with or by any bank regulatory authority or bank holding company regulatory authority, nor has any member of Whitney's consolidated group been advised by any regulatory agency that it is considering issuing or requesting any such written agreement, memorandum, letter, order or decree.

         4.09. COMMUNITY REINVESTMENT ACT

         WNB has complied in all material respects with the provisions of the CRA and the rules and regulations thereunder, has CRA ratings of not less than "satisfactory", and has received no material criticism from regulators with respect to discriminatory lending practices, and has no knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than "satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

         4.10. ACCURACY OF STATEMENTS

         No warranty or representation made or to be made by any member of Whitney's consolidated group in this Agreement or in any document furnished or to be furnished by any member of Whitney's consolidated group pursuant to this Agreement contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         SECTION 5. COVENANTS AND CONDUCT OF PARTIES PRIOR TO THE EFFECTIVE
DATE.

         The parties further covenant and agree as follows:

         5.01. (a) INVESTIGATIONS; PLANNING

         The Bank shall continue to provide to Whitney and to its authorized representatives full access during all reasonable times to its premises, properties, books and records (including, without limitation, all corporate minutes and stock transfer records), and to furnish Whitney and its representatives with such financial and operating data and other information of any kind respecting its business and properties as Whitney shall from time to time reasonably request.

Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of the business of the Bank. The Bank agrees to cooperate with Whitney in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank after consummation of the Share Exchange. In the event of termination of this Agreement prior to the Effective Date, Whitney shall, except to any extent necessary to assert any rights under this Agreement, return, without retaining copies thereof, or destroy (and certify to same under penalty of perjury) all confidential or non-public documents, work papers and other materials obtained from the Bank in connection with the transactions contemplated hereby and shall keep such information confidential, not disclose such information to any other person or entity except as may be required by legal process, and not use such information in connection with its business, and shall cause all of its employees, agents and representatives to keep such information confidential and not to disclose such information or to use it in connection with its business, in each case unless and until such information shall come into the public domain through no fault of Whitney. Whitney shall continue to provide the Bank's executive officers with access to its executive officers, during normal business hours and upon reasonable notice, to discuss the business and affairs of Whitney to the extent customary in transactions of the nature contemplated by this Agreement.

         5.01 (b) DELIVERY OF SCHEDULES OF EXCEPTIONS; DUE DILIGENCE

         Whitney and the Bank stipulate that they have entered into this Agreement prior to the Bank's delivery of its schedule of exceptions to this Agreement (the "Schedule of Exceptions") and prior to Whitney's completion of Whitney's customary due diligence investigation of the Bank. The Bank shall deliver to Whitney, on or before the 14th day following the date hereof, its Schedule of Exceptions. Whitney's due diligence review shall be concluded during a 14 calendar day period commencing on September 25, 2000 (the "Review Period"). Upon Whitney's review and acceptance of the Schedule of Exceptions, such Schedules shall be initialed on behalf of Whitney and the Bank, shall be appended hereto and shall form a part hereof for all purposes. If the Bank fails to deliver its Schedule of Exceptions on or before the 14th day following the date hereof, Whitney may terminate this Agreement without liability by giving written notice of termination to the Bank. At or prior to expiration of the Review Period, Whitney shall elect, by written notice to the Bank, to either (a) proceed to the Closing (subject to the satisfaction or waiver of all other conditions to Closing) or (b) terminate the Agreement (without liability to the
Bank) if, in its sole and absolute discretion, it is not satisfied with the results of such due diligence review or for any other reason. Absent timely delivery of written notice electing to terminate this Agreement, Whitney shall be deemed to have elected to proceed to the Closing, subject to all other terms and conditions of this Agreement.

         5.02. COOPERATION AND BEST EFFORTS

         Each of the parties hereto will cooperate with the other parties and use its best efforts to (a) procure all necessary consents and approvals of third parties, (b) complete all necessary filings, registrations, applications, schedules and certificates, (c) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Share Exchange and the transactions contemplated hereby (d) effect the transactions contemplated by this Agreement at the earliest practicable date, subject to the proviso in subsection 5.13(a) hereof.

         5.03. INFORMATION FOR, AND PREPARATION OF, REGISTRATION STATEMENT AND PROXY STATEMENT

         Each of the parties hereto will cooperate in the preparation of the Registration Statement referred to in Section 5.13 and the Proxy Statement (as hereinafter defined) which complies with the requirements of the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and other applicable federal and state laws, for the purpose of submitting this Agreement and the transactions contemplated hereby to the Bank's shareholders for approval. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it and its subsidiaries as any of the other parties may reasonably request for the purpose of including such data and information in the Registration Statement and the Proxy Statement.

         5.04. BANK SHAREHOLDER APPROVAL

         The Bank's Board of Directors shall submit this Agreement to its shareholders for approval in accordance with the applicable law, together with its recommendation that such approval be given, at a special meeting of the shareholders of the Bank duly called and convened for that purpose as soon as practicable after the effective date of the Registration Statement. The foregoing obligations of the Bank and its Board of Directors specified in this
Section 5.04 are subject to the proviso in the last sentence of Section 5.11.

         5.05. PRESS RELEASES

         Whitney and the Bank will cooperate with each other in the preparation of any press releases announcing the execution of this Agreement or the consummation of the transactions contemplated hereby. Without the prior written consent of the chief executive officer of the other party, neither the Bank nor Whitney will issue any press release or other written statement for general circulation relating to the transactions contemplated hereby, except as may otherwise be required by law and, if practical, prior notice of such release is provided to the other parties. Whitney agrees that it will make a press release with respect to the results of operations of Whitney and its consolidated group as promptly as practicable in accordance with past practices following receipt of financial results covering at least thirty (30) days of post-Share Exchange combined operations of Whitney to permit the "pooling of interest" restrictions on transfers of Whitney Common Stock set forth in the Affiliate Letters referred to in Section 5.09 to be terminated.

         5.06. PRESERVATION OF BUSINESS

         To the extent consistent with sound business practices, the Bank will use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business to preserve the goodwill of customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement.

         5.07. CONDUCT OF BUSINESS IN THE ORDINARY COURSE

         The Bank shall conduct its business only in the ordinary course consistent with past practices, and shall not, without the prior written consent of the chief executive officer of Whitney or his duly authorized designee:

         (a) except for the declaration and payment of regular quarterly distributions in accordance with Section 3.07 until the Effective Time, declare, set aside, increase or pay any dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of or issue any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock;

         (b) amend its articles of incorporation or association or by-laws or adopt or amend any resolution or agreement concerning indemnification of its directors or officers;

         (c) enter into or modify any agreement so as to require the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees except such agreements as are terminable at will without any penalty or other payment by it, or increase the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar benefits and payments) of any such person in any manner inconsistent with its past practices;

         (d) except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrance, except those of the character described in clauses (i) through (iv) of subsection 3.09(a) hereof, or cancel any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

         (e) acquire another business or merge or consolidate with another entity, or sell or otherwise dispose of a material part of its assets or, except in the ordinary course of business consistent with past practices;

         (f) commit any act that is intended or reasonably may be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Share Exchange set forth in Section 6 hereof not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

         (g) commit or fail to take any act which act or omission is intended or reasonably may be expected to result in a material breach or violation of any applicable law, statute, rule, governmental regulation or order;

         (h) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

         (i) fail to pay, or to make adequate provision in all material respects for the payment of, all taxes, interest payments and penalties due and payable (for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, county, state, the United States or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established;

         (j) dispose of investment securities in amounts or in a manner inconsistent with past practices; or make investments in non-investment grade securities or which are inconsistent with past investment practices;

         (k) enter into any new line of non-banking business;

         (l) (i) charge off (except as may otherwise be required by law or by regulatory authorities or by GAAP consistently applied) or sell (except for a price not materially less than the value thereof) any of its portfolio of loans, discounts or financing leases, or (ii) sell any asset held as other real estate or other foreclosed assets for an amount materially less than 100% of its book value at the date of the Latest Balance Sheet;

         (m) make any extension of credit which, when added to all other extensions of credit to a borrower and its affiliates, would exceed the Bank's applicable regulatory lending limits;

         (n) take or cause to be taken any action which would disqualify the Share Exchange as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; or

         (o) agree or commit to do any of the foregoing.

         5.08. ADDITIONAL INFORMATION

         The Bank will provide Whitney with prompt written notice of any material adverse change in the financial condition, results of operations, business or prospects of the Bank, or any material action taken or proposed to be taken by any regulatory agency. The Bank will provide Whitney and Whitney will provide the Bank with (a) prompt written notice of any material breach by the Bank and any member of Whitney's consolidated group of any of their respective warranties, representations or covenants in this Agreement, (b) as soon as they become available, as to the Bank, true and complete copies of any examination reports, financial statements, reports and other documents of the type referred to in Section 3.04, and quarterly unaudited consolidated balance sheets of the Bank, and the related unaudited statements of income, shareholders' equity and cash flows for the periods then ended; and, as to Whitney, true and complete copies of financial statements, reports and other documents of the type referred to in Sections 4.04 and 4.06, with respect to each member of its consolidated group, and (c) promptly upon its dissemination, any report disseminated to their respective shareholders.

         5.09. RESTRICTED WHITNEY COMMON STOCK

         The Bank will use its best efforts to obtain, no later than 20 days after the execution of this Agreement, an agreement from each person who is a director or executive officer of the Bank or a 5% or greater beneficial owner of securities of the Bank who will receive shares of Whitney Common Stock by virtue of the Share Exchange to the effect that such person (i) will not dispose of any Bank Common Stock or any Whitney Common Stock received pursuant to the Share Exchange in violation of Rule 145 of the Securities Act or the rules and regulations of the SEC thereunder or in a manner that would disqualify the transactions contemplated hereby from pooling of interests accounting or tax-free reorganization treatment and (ii) will agree to escrow all such shares until Whitney has made a public announcement of the financial results of at least 30 days of post-Share Exchange combined operations following the Effective Date (the "Affiliate's Letter").

         5.10. LOAN POLICY

         From the date hereof through the Effective Time, the Bank will not make any loans, or enter into any commitments to make loans, which vary other than in immaterial respects from its written loan policies, a true and correct copy of which loan policies has been provided to Whitney, provided that this covenant shall not prohibit the Bank from extending or renewing credit or loans in the ordinary course of business consistent with past lending practices or in connection with the workout or renegotiation of loans currently in its loan portfolio.

         5.11. NO SOLICITATIONS

         Prior to the Effective Time or until the termination of this Agreement, the Bank shall not, without the prior approval of Whitney, directly or indirectly, solicit or initiate inquiries or proposals with respect to, or, except to the extent determined by the Board of Directors of the Bank in good faith, after consultation with its financial advisors and its legal counsel, to be required to discharge properly the directors' fiduciary duties to the Bank and its shareholders, furnish any information relating to, or participate in any negotiations or discussions concerning, any Acquisition Transaction (as defined in Section 7.01) or any other acquisition or purchase of all or a substantial portion of its assets, or of a substantial equity interest in it or withdraw its recommendation to the shareholders of the Bank of the Share Exchange or make a recommendation of any other Acquisition Transaction, or any other business combination with it, other than as contemplated by this Agreement (and in no event will any such information be supplied except pursuant to a confidentiality agreement in form and substance as to confidentiality substantially the same as the confidentiality agreement between the Bank and Whitney); and the Bank shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above, and will notify Whitney immediately if any such inquiries or proposals are received by it, any such information is requested from it, or any such negotiations or discussions are sought to be initiated with it or any of its officers, directors, agents and affiliates; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of the Bank from taking any action that the Board of Directors of the Bank determines, in good faith after consultation with and receipt of an opinion of counsel, is required by law or is required to discharge his fiduciary duties to the Bank and its shareholders.

         5.12. OPERATING FUNCTIONS

         The Bank agrees to cooperate in the consolidation of appropriate operating functions with Whitney to be effective on the Effective Date, provided that the foregoing shall not be deemed to require any action that, in the opinion of the Bank's Board of Directors, would adversely affect its operations if the Share Exchange were not consummated.

         5.13. WHITNEY REGISTRATION STATEMENT

         (a) Whitney will prepare and file on Form S-4 a registration statement (the "Registration Statement") under the Securities Act (which will include the Proxy Statement) complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the Whitney Common Stock which will be issued to the holders of Bank Common Stock pursuant to the Share Exchange; provided, however, that Whitney shall not be required to file the Registration Statement until Whitney determines that any offerings of Whitney Common Stock being made by Whitney pursuant to Section 4(2) of the Securities Act (as disclosed to the Bank) are either completed or terminated. Subject to the foregoing proviso, Whitney shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Whitney Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby. As a result of the registration of the Whitney Common Stock pursuant to the Registration Statement, such stock shall be freely tradeable by the shareholders of the Bank except to the extent that the transfer of any shares of Whitney Common Stock received by shareholders of the Bank is subject to the provisions of Rule 145 under the Securities Act or restricted under applicable tax or pooling of interests rules.

         (b) Whitney will indemnify and hold harmless the Bank and its directors, officers and other persons, if any, who control the Bank within the meaning of the Securities Act from and against any losses, claims, damages, liabilities or judgments, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, liabilities, or judgments (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Whitney shall not be liable, in any such case, to the extent that any such loss, claim, damage, liability, or judgment (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any such amendment or supplement thereto, or in any such state application, or in any amendment or supplement thereto, in reliance upon and in conformity with information furnished to Whitney by or on behalf of the Bank or any officer, director or affiliate of the Bank for use therein.

         (c) Promptly after receipt by an indemnified party under subparagraph
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Whitney under such subparagraph, notify Whitney in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify Whitney of the commencement thereof, Whitney shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from Whitney to such indemnified party of its election so to assume the defense thereof, Whitney shall not be liable to such indemnified party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, if Whitney elects not to assume such defense or if counsel for the indemnified party advises Whitney in writing that there are material substantive issues which raise conflicts of interest between Whitney or the Bank and the indemnified party, such indemnified party may retain counsel satisfactory to it and Whitney shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefor are received. Notwithstanding the foregoing, Whitney shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by Whitney in respect of such claim unless in the reasonable judgment of any such indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties in respect to such claims.

         (d) The provisions of subsections 5.13(b) and (c) are intended for the benefit of, and shall be enforceable by, the parties entitled to indemnification thereunder and each such party's heirs, representatives or successors.

         5.14. APPLICATION TO REGULATORY AUTHORITIES

         Whitney shall prepare and file or cause to be filed, as promptly as practicable, all regulatory applications and filings which are required to be made with respect to the Share Exchange.

         5.15. REVENUE RULING

         Whitney may elect to prepare (and in that event the Bank shall cooperate in the preparation of) a request for a ruling from the Internal Revenue Service with respect to certain tax matters in connection with the transactions contemplated by this Agreement.

         5.16. BOND FOR LOST CERTIFICATES

         Upon receipt of notice from any of its shareholders that a certificate representing Bank Common Stock has been lost or destroyed and prior to issuing a new certificate, the Bank shall require such shareholder to post a bond in such amount as is sufficient to support the shareholder's agreement to indemnify the Bank against any claim made by the owner of such certificate, unless Whitney agrees to the waiver of such bond requirement.

         5.17. DISSENTERS

         The Bank shall give Whitney (i) prompt written notice of, and a copy of, any instrument received by the Bank with respect to the assertion or perfection of dissenters' rights, and (ii) the opportunity to participate in any and all negotiations and proceedings with respect to dissenters' rights, should Whitney desire to do so.

         5.18. WITHHOLDING

         Whitney shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Bank Common Stock after the Effective Time such amounts as Whitney may be required by law to deduct and withhold therefrom. All such deductions and withholdings shall be deemed for all purposes of this Agreement to have been paid to the person with respect to whom such deduction and withholding was made.

         5.19. NASDAQ STOCK MARKET

         Whitney shall cause the shares of Whitney Common Stock to be issued in the Share Exchange to be duly authorized, validly issued, fully paid and non-assessable, free of any preemptive or similar right and to be approved for quotation in the Nasdaq Stock Market National Market System prior to or at the Effective Time.

         5.20. CONTINUING INDEMNITY; INSURANCE

         Whitney covenants and agrees that:

         (a) all rights to indemnification (including, without limitation, rights to mandatory advancement of expenses) and all limitations of liability existing in favor of indemnified parties under the Bank's Articles of Association and Bylaws as in effect as of the date of this Agreement with respect to matters occurring at or prior to the Effective Time (an "Indemnified Party") shall survive the Share Exchange and shall continue in full force and effect, without any amendment thereto, for a period concurrent with the applicable statute of limitations; provided, however, that all rights to indemnification in respect of any claim asserted or made as to which Whitney is notified in writing within such period shall continue until the final disposition of such claim. Without limiting the foregoing, in any case in which approval is required to effectuate any indemnification, the determination of any such approval shall be made, at the election of the Indemnified Party, by independent counsel mutually agreed upon between Whitney and the Indemnified Party.

         (b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against either of the Constituent Corporations under such subparagraph, notify the Constituent Corporations in writing of the commencement thereof. In case any such action shall be brought against any Indemnified Party, the Constituent Corporations shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from either Constituent Corporation to such Indemnified Party of its election so to assume the defense thereof, such Constituent Corporation shall not be liable to such Indemnified Party under such subparagraph for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party; provided, however, if either Constituent Corporation elects not to assume such defense or if counsel for the Indemnified Party advises the Constituent Corporations in writing that there are material substantive issues which raise conflicts of interest between Whitney or the Bank and the Indemnified Party, such Indemnified Party may retain counsel satisfactory to it, and the Constituent Corporations, as applicable, shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received. Notwithstanding the foregoing, the Constituent Corporations shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties in respect of such claim unless in the reasonable judgment of an Indemnified Party a conflict of interest exists between an Indemnified Party and any other Indemnified Parties in respect to such claims.

         (c) The Bank shall cause the persons serving as officers or directors of the Bank, immediately prior to the Effective Time to be covered for a period of three (3) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Bank with respect to acts or omissions occurring prior to or at the respective effective times which were committed by such officers and directors in their capacity as such; provided that the aggregate premium for such insurance shall not exceed 150% of the most current annual premium paid by the Bank for its directors and officers liability insurance, without Whitney's prior approval. The Bank may, at its option, substitute other policies of no greater coverage and amounts containing terms and conditions which are no more advantageous to such directors and officers, if continued coverage under existing policies is not available.

         (d) If Whitney or its successors or assigns (i) shall consolidate with or merge into any corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Whitney shall assume the obligations set forth in this Section 5.20.

         (e) The provisions of this Section 5.20 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         5.21. EMPLOYEES AND CERTAIN OTHER MATTERS

         All employees of the Bank at the Effective Time shall remain employees of the Bank upon consummation of the Share Exchange. Although Whitney will use its best efforts to retain the Bank's employees either in their existing positions or other positions in the Whitney system, Whitney reserves the right, subject to the terms and provisions of those certain Retention Agreements between the Bank and certain of its employees as set forth on Exhibit 5.21, to terminate any such employee, and to modify the job duties, compensation and authority of such employee. At the Effective Time, all persons then employed by the Bank shall be eligible for such employee benefits as are generally available to employees of WNB having like tenure, officer status and compensation levels except (i) all executive and senior level management bonuses, stock options, restricted stock and similar benefits shall be at the discretion of WNB's Compensation Committee and (ii) all Bank employees who are employed at the Effective Time shall be given full credit for all prior service as employees of the Bank provided, however, that all such employees shall be treated as newly hired WNB employees (i.e., prior service credit with the Bank shall not be considered in determining future benefits under Whitney's or WNB's defined benefit pension plan) for all purposes of Whitney's or WNB's defined benefit pension plan.

         5.22. UNDERTAKING TO FILE REPORTS AND COOPERATE IN RULE 144
TRANSACTIONS

         Whitney covenants to use its best efforts to file in a timely manner all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act, or the rules and regulations promulgated thereunder, so as to continue the availability of Rule 144 for resales by affiliates of the Bank of the shares of Whitney Common Stock received by them in the Share Exchange. In the event of any proposed sale of such Whitney Common Stock by any such former shareholder of Bank Common Stock who receives shares of Whitney Common Stock by reason of the Share Exchange, Whitney covenants to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with the requirements of Whitney's transfer agents and the reasonable requirements of the broker through which such sale is proposed to be executed. Without limiting the generality of the foregoing, Whitney agrees to furnish, upon request and at its expense, to the extent it is able, with respect to each such sale a written statement certifying that Whitney has filed all reports required to be filed by it under the Exchange Act for a period of at least one year preceding the sale of the proposed sale, and, in addition, has filed the most recent annual report required to be filed by it thereunder. Notwithstanding anything contained in this Section 5.22, Whitney shall not be required to maintain the registration of the Whitney Common Stock under Section 12 of the Exchange Act if it shall at any time be entitled to deregister those shares pursuant to the Exchange Act and the rules and regulations thereunder.

         5.23. WHITNEY CONDUCT OF BUSINESS

         From the date hereof through the Closing, without the prior written consent of the chief executive officer of the Bank or his duly authorized designee, Whitney shall not take or cause to be taken any action that would disqualify the Share Exchange as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         SECTION 6. CONDITIONS OF CLOSING

         6.01. CONDITIONS OF ALL PARTIES

         The obligations of each of the parties hereto to consummate the Share Exchange are subject to the satisfaction of the following conditions at or prior to the Closing:

         (a) Shareholder Approval. This Agreement shall have been duly approved by the shareholders of the Bank.

         (b) Effective Registration Statement. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of any party, shall be contemplated, and Whitney shall have received all state securities laws permits and authorizations necessary to consummate the transactions contemplated hereby.

         (c) No Restraining Action. No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages or other relief in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Share Exchange.

         (d) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement shall have been received; and the terms of all requisite orders, consents and approvals shall then permit the effectuation of the Share Exchange without imposing any material conditions with respect thereto except for any such conditions that are acceptable to Whitney.

         (e) Tax Opinion. Whitney and the Bank shall have received the opinion of Arthur Andersen LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to both of them, as to certain tax aspects of the Share Exchange, including an opinion that the receipt of Whitney Common Stock by the Bank's shareholders will not be a taxable event to such shareholders.

         6.02. ADDITIONAL CONDITIONS OF WHITNEY

         The obligations of Whitney to consummate the Share Exchange are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Bank contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on and as of the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and the Bank shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. In addition, the Bank shall have delivered to Whitney its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the foregoing effect and to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

         (b) No Material Adverse Change. There shall not have occurred any material adverse change from the date of the Latest Balance Sheet to the Closing Date in the financial condition, results of operations or business of the Bank; provided, however, that (i) the incurrence by the Bank of reasonable expenses in connection with the Share Exchange (including fees and expenses of attorneys, accountants or other consultants not to exceed $125,000 and (ii) the occurrence of an event specifically permitted under Section 5.07 or otherwise expressly consented to in writing by Whitney, are expressly deemed not to constitute such a material adverse change.

         (c) Accountants' Letters. Whitney shall have received "comfort" letters from Harper & Pearson ("Harper"), independent public accountants for the Bank, dated, respectively, within three (3) days prior to the date of the Proxy Statement and within three (3) days prior to the Closing Date, in customary form for transactions of this sort and in substance satisfactory to Whitney.

         (d) Opinion of Counsel. Whitney shall have received from Winstead Sechrest & Minick PC, counsel to the Bank, an opinion, dated as of the Closing Date, customary in scope and in form and substance satisfactory to Whitney. In giving such opinion, such counsel may rely as to questions of fact upon certificates of one or more officers of the Bank and governmental officials.

         (e) Tax Consequences of Share Exchange. Whitney shall have received satisfactory assurances from its independent accountants that the consummation of the Share Exchange will not be a taxable event to Whitney and WNB.

         (f) Pooling of Interests. Within thirty (30) days after the date hereof and within three (3) days prior to the Closing Date, Harper shall have rendered an opinion to Whitney, in form and substance satisfactory to Whitney, to the effect that, based upon the facts and circumstances then known to Harper, Whitney will be permitted to account for the Share Exchange as a pooling of interests. Neither Whitney's independent accountants nor the SEC shall have taken the position that the transactions contemplated by this Agreement do not qualify for pooling of interests accounting treatment.

         (g) Affiliate's Letter. An Affiliate Letter substantially in the form specified on Exhibit 6.02(g) hereto (as contemplated by Section 5.09) shall have been executed by each person who serves as an executive officer or director of the Bank or who owns 5% or more of Bank Common Stock outstanding; and Whitney shall have received from each such person a written confirmation dated not earlier than five days prior to the Closing Date to the effect that each representation made in such person's Affiliate's Letter is true and correct as of the date of such confirmation and that such person has complied with all of his or her covenants therein through the date of such confirmation; in each case to the extent necessary to ensure, in the reasonable judgment of Whitney, that the Share Exchange will be accounted for as a pooling of interests under GAAP and to promote compliance with Rule 145 under the Securities Act.

         (h) Regulatory Action. No adverse regulatory action shall be pending or threatened against the Bank, including (without limitation) any proposed amendment to any existing agreement, memorandum, letter, order or decree, formal or informal, between any regulator and the Bank, if such action would or could impose any material liability on Whitney or interfere in any material respect with the conduct of the businesses of Whitney's consolidated group following the Share Exchange.

         6.03. ADDITIONAL CONDITIONS OF THE BANK

         The obligations of the Bank to consummate the Share Exchange are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

         (a) Representations, Warranties and Covenants. The representations and warranties of Whitney contained in this Agreement shall be true and correct in all material respects, individually and in the aggregate, on the Closing Date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and Whitney shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. In addition, Whitney shall have delivered to the Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the foregoing effect and to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

         (b) Opinion of Counsel. The Bank shall have received from Phelps Dunbar LLP, counsel for Whitney, an opinion, dated as of the Closing Date, customary in scope and in form and substance satisfactory to the Bank. In giving such opinion, such counsel may rely as to questions of fact upon certificates of one or more officers of Whitney or members of Whitney's consolidated group, and governmental officials and as to matters of law other than Louisiana or federal law on the opinions of foreign counsel retained by them or Whitney.

         (c) No Material Adverse Change. There shall not have occurred any material adverse change from the date of Whitney's Latest Balance Sheet to the Effective Date in the financial condition, results of operations or business of Whitney's consolidated group taken as a whole.

         (d) Acquisition Proposal. Whitney shall not have executed a definitive merger agreement or other acquisition agreement as a result of which Whitney would cease to be an independent public company.

         6.04. WAIVER OF CONDITIONS

         Any condition to a party's obligations hereunder may be waived by that party, other than the conditions specified in subparagraphs (a), (b) and (d) of
Section 6.01 hereof. The failure to waive any condition hereunder shall not be deemed a breach of Section 5.02 hereof.

         SECTION 7. TERMINATION

         7.01. TERMINATION

         This Agreement may be terminated and the Share Exchange contemplated herein abandoned at any time before the Effective Time, whether before or after approval by the shareholders of the Bank as follows:

         (a) Mutual Consent. By the mutual consent of the Boards of Directors of Whitney and the Bank.

         (b) Breach. By the Board of Directors of Whitney in the event of a breach by the Bank, or by the Board of Directors of the Bank in the event of a breach by any member of Whitney's consolidated group, of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 30 days after written notice of such breach is given to the entity committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

         (c) Abandonment. By the Board of Directors of either Whitney or the Bank if (i) all conditions to Closing of such party required by Section 6 hereof have not been met by or waived by March 31, 2001, or (ii) any such condition cannot be met by March 31, 2001 and has not been waived by each party in whose favor such condition inures, or (iii) if the Share Exchange has not been consummated by March 31, 2001, provided that the failure to consummate the transactions contemplated hereby is not caused by the party electing to terminate pursuant to this clause (iii).

         (d) Dissenting Shareholders. By Whitney, if the number of shares of Bank Common Stock as to which the holders thereof are, at the time of the Closing, legally entitled to assert dissenting shareholders rights plus the number of such shares as to which the holders thereof are entitled to receive cash payments in lieu of fractional shares exceeds that number of shares Bank Common Stock that would preclude pooling of interests accounting for the Share Exchange.

         (e) Shareholder Vote. By Whitney if this Agreement or the Share Exchange fails to receive the requisite vote at any meeting of the Bank's shareholders called for the purpose of voting thereon.

         (f) Bank Recommendation. By Whitney if the Board of Directors of the Bank (A) shall withdraw, modify or change its recommendation to its shareholders of this Agreement or the Share Exchange or shall have resolved to do any of the foregoing or (B) either (x) shall have recommended to the shareholders of the Bank (or in the case of (iii) approved) any of the following (being referred to herein as an "Acquisition Transaction"): (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, transfer or other disposition of all or substantially all of the assets of the Bank; or
(iii) any acquisition, by any person or group, of the beneficial ownership of 15% or more of any class of Bank capital stock; or (y) shall have made any announcement of any agreement to do any of the foregoing.

         (g) Acquisition Transaction. By the Bank in the event the Bank receives a bona fide written offer with respect to an Acquisition Transaction and the Board of Directors of the Bank determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to the Bank's shareholders than the transactions contemplated by this Agreement.

         (h) Prior to Notification Date. By Whitney by delivery of a notice to terminate this Agreement pursuant to Section 5.01.

         7.02. EFFECT OF TERMINATION; SURVIVAL

         Upon termination of this Agreement pursuant to this Section 7, this Agreement shall be void and of no effect, and there shall be no liability by reason of this Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability or obligation of a party hereto arising out of or under
(i) an intentional breach of any representation, warranty or covenant in this Agreement prior to the date of termination, except if such breach was required by law or by any bank or bank holding company regulatory authority or (ii) a breach of any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: the last sentence of subsection 5.01(a), subsections 5.13(b), (c) and (d), Section 7.02 and Section 8.

         SECTION 8. MISCELLANEOUS

         8.01. NOTICES

         Any notice, communication, request, reply, advice or disclosure (hereinafter severally and collectively "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the transactions herein contemplated must be in writing and may be given or served by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same to the address of the person or entity to be notified, or by sending the same by a national commercial courier service (such as Airborne Express, Federal Express, Emery Air Freight, Network Courier, Purolator or the like) for next-day delivery provided such delivery is confirmed in writing by such courier. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person or by commercial courier shall be effective at the time of delivery. A party delivering notice shall endeavor to obtain a receipt therefor. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

         If to Whitney or WNB:              Mr. William L. Marks
                                            Chairman of the Board & CEO
                                            Whitney Holding Corporation
                                            228 St. Charles Avenue
                                            New Orleans, Louisiana 70130

                  with copies to:           Joseph S. Schwertz, Jr., Esq.
                                            Whitney National Bank
                                            Legal Department
                                            228 St. Charles Avenue
                                            New Orleans, Louisiana 70130

                  If to the Bank:           Mr. David R. Wilson
                                            Chairman of the Board and CEO
                                            American Bank
                                            1600 Smith Street
                                            Houston, Texas 77002
                  with copies to:           Ross D. Margraves, Jr., Esq.
                                            Winstead Sechrest & Minick PC
                                            2400 Bank One Center, 910 Travis
                                            Houston, Texas 77002-5895

         8.02. WAIVER

         The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         8.03. EXPENSES

         Except as otherwise provided herein, regardless of whether the Share Exchange is consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring them.

         8.04. HEADINGS

         The headings in this Agreement have been included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

         8.05. ANNEXES, EXHIBITS AND SCHEDULES

         The annexes, exhibits and schedules to this Agreement are incorporated herein by this reference and expressly made a part hereof.

         8.06. INTEGRATED AGREEMENT

         This Agreement, the exhibits and schedules hereto and all other documents and instruments delivered in accordance with the terms hereof constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understanding, restrictions, representations or warranties among the parties other than those set forth herein, all prior agreements and understandings being superseded hereby.

         8.07. CHOICE OF LAW

         Except as provided in this Section 8.07, the validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the United States and those of the State of Louisiana applicable to contracts made and to be performed wholly within such State. Matters concerning the effectiveness and validity of the Share Exchange under Texas law shall be governed by and construed in accordance with the TBCA and the TFC.

         8.08. PARTIES IN INTEREST

         This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be transferred or assigned by the Bank or any member of Whitney's consolidated group without the prior written consent of the other parties hereto, including any transfer or assignment by operation of law. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement, except as expressly provided for herein.

         8.09. AMENDMENT

         The parties may, by mutual agreement of their respective Boards of Directors, amend, modify or supplement this Agreement, or any exhibit or schedule of this Agreement, in such manner as may be agreed upon by the parties in writing, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of the parties hereto. This Agreement and any exhibit or schedule to this Agreement may be amended at any time and, as amended, restated by the chief executive officers of the respective parties (or their respective designees) without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

         8.10. COUNTERPARTS

         This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         8.11. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES; COVENANTS

         None of the representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall survive the Effective Time. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or warranty or covenant by the other party shall be not to close the transactions described herein if such breach results in the non-satisfaction of a condition set forth in Section 6 hereof; provided, however, that the foregoing shall not be deemed to be a waiver of any claim for an intentional breach of a representation, warranty or covenant or for fraud except if such breach is required by law or by any bank or bank holding company regulatory authority; it being understood that a disclosure in any closing certificate provided in accordance with subparagraph (a) of Section 6.02 or subparagraph (a) of Section 6.03 hereof concerning an inaccuracy of a representation or warranty shall not of itself be deemed to be an intentional breach of such representation or warranty. The covenants of the parties set forth herein shall survive the Effective Time in accordance with their terms and, in the absence of a specified survival term, for the applicable statute of limitations.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       WHITNEY HOLDING CORPORATION


                                       BY:      /s/ William L. Marks
                                          --------------------------------
                                                William L. Marks
                                       ITS:     Chairman and CEO


                                       AMERICAN BANK


                                       BY:      /s/ David R. Wilson
                                          --------------------------------
                                                David R. Wilson
                                       ITS:     Chairman and CEO

                                                                    EXHIBIT 1.02

                           ARTICLES OF SHARE EXCHANGE
                                       OF
                                  AMERICAN BANK
                                       AND
                           WHITNEY HOLDING CORPORATION

         Pursuant to the provisions of Section 32.008 of the Texas Finance Code and Article 5.02 of the Texas Business Corporation Act, Whitney Holding Corporation and American Bank (collectively, the "Parties") certify the following articles of share exchange for the purpose of effecting an exchange in which Whitney Holding Corporation will acquire all of the outstanding shares of common stock, par value $10.00 per share of American Bank in accordance with the provisions of Section 32.008 of the Texas Finance Code and Part Five of the Texas Business Corporation Act.

                                    ARTICLE I

         The name of the Parties to the plan of exchange, the type of entity each party is and the laws under which each party is organized are set forth below:

                                                                     State of
         Name of Party                    Type of Entity           Organization
         -------------                    --------------           ------------
         Whitney Holding Corporation      Corporation              Louisiana
         American Bank                    Bank                     Texas

                                   ARTICLE II

         A plan of exchange (the "Plan of Exchange") was approved and adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act and Section 32.008 of the Texas Finance Code providing for the acquisition of all of the outstanding shares of common stock, par value $10.00 per share, of American Bank by Whitney Holding Corporation.

                                   ARTICLE III

         An executed copy of the Plan of Exchange is on file at the principal place of business of Whitney Holding Corporation, 228 St. Charles Avenue, New Orleans, Louisiana 70130 and at American Bank, 1600 Smith Street, Houston, Texas 77002, and a copy of the Plan of Exchange will be furnished by Whitney Holding Corporation or American Bank, on written request and without cost, to any shareholder of American Bank and to any creditor or obligee of the Parties at the time of the exchange if such obligation is then outstanding.

                                   ARTICLE IV

         The Restated Articles of Association of American Bank are attached hereto as EXHIBIT A. No amendments to the Articles of Association of American Bank are to be effected by the exchange.

                                    ARTICLE V

         No new domestic financial institution, corporation or other entity will be created pursuant to the Plan of Exchange.

                                   ARTICLE VI

         The approval of the shareholders of Whitney Holding Corporation is not required. As to American Bank, the number of outstanding shares of each class or series of stock entitled to vote, with other shares or as a class on the Plan of Exchange, are as follows:

                          Number of                              Number of
                             Shares                        Shares Entitled to Vote
Name of Merging Party    Outstanding      Class or Series    as a Class or Series
---------------------    -----------      ---------------  ------------------------
American Bank             411,750            Common            411,750

                                   ARTICLE VII

         The total number of shares of common stock of American Bank voted for and against the Plan of Exchange are as follows:

                                     Total                       Total
Name of Merging Party               Voted For                 Voted Against            Class or Series
---------------------               ---------                 -------------            ---------------
American Bank                        _______                       _______                 Common

                                  ARTICLE VIII

         The Plan of Exchange and the performance of its terms were duly authorized by all action required by the laws under which Whitney Holding Corporation was incorporated and by its constituent documents.

                                   ARTICLE IX

         American Bank will be responsible for and obligated to pay all fees and franchise taxes of each Party if same are not timely paid.

                                    ARTICLE X

         The share exchange will become effective at ___________ o'clock p.m. Central Daylight Savings Time on ______________, 200__ in accordance with the provisions of Article 10.03 of the Texas Business Corporation Act.

         Dated as of _____________, 200__.

                                           WHITNEY HOLDING CORPORATION


                                           By:
                                                 ------------------------------
                                                 William L. Marks
                                           Its:  Chairman and CEO

                                           AMERICAN BANK


                                           By:
                                                 ------------------------------
                                                 David R. Wilson
                                           Its:  Chairman and CEO

                                                                  EXHIBIT "A" TO
                                                                    EXHIBIT 1.02

                        RESTATED ARTICLES OF ASSOCIATION
                                       OF
                                  AMERICAN BANK


         1. American Bank, pursuant to the provisions of Section 32.008 of the Texas Finance Code and Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of association which accurately copy the articles of association and all amendments thereto that are in effect to date and such restated articles of association contain no change in any provision thereof.

         2. The restated articles of association were adopted by resolution of the board of directors of the Bank on the ____ day of ___________, 200__.

         3. The articles of association and all amendments and supplements thereto are hereby superseded by the following restated articles of association which accurately copy the entire text thereof:

                             ARTICLES OF ASSOCIATION

                                       OF

                                  AMERICAN BANK


                                      FIRST

         The name of the Corporation shall be AMERICAN BANK.

                                     SECOND

         It shall be located at, and its place of business shall be 1600 Smith Street Building in the city of Houston, County of Harris, Texas.

                                      THIRD

         The Corporation shall have the following powers:

         (a) To receive time and demand deposits at interest or without interest; to lend money with or without security at interest; and to buy, sell and discount bonds, negotiable instruments and other evidences of indebtedness;

         (b) To act as fiscal agent or transfer agent and in such capacity to receive and disburse money and to transfer registered and countersigned certificates of stock, bonds or other evidences of indebtedness;

         (c) To act as trustee under any mortgage or bond issue and to accept and execute any trust not inconsistent with the laws of this state;

         (d) To act under the order or appointment of any court of record, without giving bond, as guardian, receiver, trustee, executor, administrator, and, although without general depository powers, as depository for any moneys paid into court;

         (e) To purchase, invest in, and sell bills of exchange, bonds, mortgages and other evidences of indebtedness, and to lend money and to charge and collect interest thereon, in advance or otherwise;

         (f) To receive savings deposits with or without the payment of interest;

         (g) To receive time deposits with or without the payment of interest;

         (h) To issue, sell and negotiate notes, bonds, and other evidences of indebtedness, and in addition, to issue and sell, for cash or on an installment basis, investment certificates, creating no relation of debtor and creditor between the bank and the holder, to be retired solely out of specified surplus, reserves, or special retirement account, and containing such provisions relative to yield, retirement, penalties, withdrawal values, and obligations of the issuing bank as may be approved by the Commissioner.

                                     FOURTH

         The aggregate number of shares which the Corporation shall have authority to issue is one million (1,000,000) shares each of which shall have a par value of TEN AND NO/100 DOLLARS ($10.00) each. The Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                      FIFTH

         The corporation shall exist and be in force perpetually.

                                      SIXTH

         The Board of Directors shall consist of 5 stockholders, each of whom shall be a bona fide owner of at least 100 shares of the capital stock of the Corporation, and a majority shall be bona fide resident citizens of the State of Texas. The names and addresses of the persons now serving as directors of the bank until the next annual meeting of the shareholders or until their successors are elected and qualified are:

                  James H. Bray, D.V.M.

                  Robert R. Franklin, M.D.

                  Robert R. Franklin, Jr.

                  John W. Hazard

                  Ross D. Margraves, Jr.

                  H. O. "Neal" Myers

                  J. Victor Samuels

                  David R. Wilson

                  Duke Woodward

         [waiting for addresses to insert]

                                     SEVENTH

         The names and residences of all subscribers to the capital stock of the Corporation, and the number of shares subscribed by each, are written below by each of said subscribers, respectively.

         The names and residences of all subscribers to the capital stock of the Corporation and the number of shares subscribed by each original subscriber are as stated in the original Articles of Association as filed with the Texas Department of Banking.

Dated this _____ day of ___________, 200___.

                                              AMERICAN BANK


                                              By:
                                                 -----------------------------
                                                     Its Authorized Officer

                                                                    EXHIBIT 1.04

                        RESTATED ARTICLES OF ASSOCIATION
                                       OF
                                  AMERICAN BANK


         1. American Bank, pursuant to the provisions of Section 32.008 of the Texas Finance Code and Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of association which accurately copy the articles of association and all amendments thereto that are in effect to date and such restated articles of association contain no change in any provision thereof.

         2. The restated articles of association were adopted by resolution of the board of directors of the Bank on the ____ day of ___________, 200__.

         3. The articles of association and all amendments and supplements thereto are hereby superseded by the following restated articles of association which accurately copy the entire text thereof:

                             ARTICLES OF ASSOCIATION

                                       OF

                                  AMERICAN BANK


                                      FIRST

         The name of the Corporation shall be AMERICAN BANK.

                                     SECOND

         It shall be located at, and its place of business shall be 1600 Smith Street Building in the city of Houston, County of Harris, Texas.

                                      THIRD

         The Corporation shall have the following powers:

         (a) To receive time and demand deposits at interest or without interest; to lend money with or without security at interest; and to buy, sell and discount bonds, negotiable instruments and other evidences of indebtedness;

         (b) To act as fiscal agent or transfer agent and in such capacity to receive and disburse money and to transfer registered and countersigned certificates of stock, bonds or other evidences of indebtedness;

         (c) To act as trustee under any mortgage or bond issue and to accept and execute any trust not inconsistent with the laws of this state;

         (d) To act under the order or appointment of any court of record, without giving bond, as guardian, receiver, trustee, executor, administrator, and, although without general depository powers, as depository for any moneys paid into court;

         (e) To purchase, invest in, and sell bills of exchange, bonds, mortgages and other evidences of indebtedness, and to lend money and to charge and collect interest thereon, in advance or otherwise;

         (f) To receive savings deposits with or without the payment of interest;

         (g) To receive time deposits with or without the payment of interest;

         (h) To issue, sell and negotiate notes, bonds, and other evidences of indebtedness, and in addition, to issue and sell, for cash or on an installment basis, investment certificates, creating no relation of debtor and creditor between the bank and the holder, to be retired solely out of specified surplus, reserves, or special retirement account, and containing such provisions relative to yield, retirement, penalties, withdrawal values, and obligations of the issuing bank as may be approved by the Commissioner.

                                     FOURTH

         The aggregate number of shares which the Corporation shall have authority to issue is one million (1,000,000) shares each of which shall have a par value of TEN AND NO/100 DOLLARS ($10.00) each. The Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                      FIFTH

         The corporation shall exist and be in force perpetually.

                                      SIXTH

         The Board of Directors shall consist of 5 stockholders, each of whom shall be a bona fide owner of at least 100 shares of the capital stock of the Corporation, and a majority shall be bona fide resident citizens of the State of Texas. The names and addresses of the persons now serving as directors of the bank until the next annual meeting of the shareholders or until their successors are elected and qualified are:

                  James H. Bray, D.V.M.

                  Robert R. Franklin, M.D.

                  Robert R. Franklin, Jr.

                  John W. Hazard

                  Ross D. Margraves, Jr.

                  H. O. "Neal" Myers

                  J. Victor Samuels

                  David R. Wilson

                  Duke Woodward

         [waiting for addresses to insert]

                                     SEVENTH

         The names and residences of all subscribers to the capital stock of the Corporation, and the number of shares subscribed by each, are written below by each of said subscribers, respectively.

         The names and residences of all subscribers to the capital stock of the Corporation and the number of shares subscribed by each original subscriber are as stated in the original Articles of Association as filed with the Texas Department of Banking.


Dated this            day of                                 , 200    .
           ----------        --------------------------------     ----


                                  AMERICAN BANK


                                  By:
                                     -----------------------------
                                         Its Authorized Officer

                                                                 EXHIBIT 5.21 TO
                                            AGREEMENT AND PLAN OF SHARE EXCHANGE


         Retention Agreement entered into as of March 24, 1999 by and between American Bank and A. F. Celinski, Jr.

         Retention Agreement entered into as of March 23, 1999 by and between American Bank and James L. Hacker.

         Retention Agreement entered into as of March 23, 1999 by and between American Bank and Charles S. Keever.

         Retention Agreement entered into as of March 23, 1999 by and between American Bank and Bruce W. Reed.

         Retention Agreement entered into as of March 23, 1999 by and between American Bank and Philip L. Davis.

         Retention Agreement entered into as of March 24, 1999 by and between American Bank and Andrew Dow.

                                                              EXHIBIT 6.02(g) TO
                                            AGREEMENT AND PLAN OF SHARE EXCHANGE


                   [Letter from directors, executive officers
             and 5% or greater beneficial shareholders of the Bank]

                                     [date]


Mr. William L. Marks
Chairman and CEO
Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, La. 70130

Dear Mr. Marks:

         In consideration of the benefits I will receive as a shareholder of American Bank (the "Bank") from the Agreement and Plan of Share Exchange dated September ___, 2000 (the "Agreement") between the Bank and Whitney Holding Corporation ("Whitney"), I agree as follows:

         In addition to the restrictions and limitations on transfer of stock set forth in that certain Stock Restriction Agreement made and entered into as of December 31, 1996 between the Bank and its shareholders, I agree that I will not, without the prior consent of Whitney, transfer any of my shares of Bank stock prior to the Effective Date, as that term is set forth in the Agreement, except by operation of law, by will, or under the laws of descent and distribution or, in the case of any transfer more than 30 days before the Effective Date, where the transferee agrees in writing to be bound by the terms of this letter.

         I also acknowledge that Whitney intends to account for the acquisition of the Bank as a pooling of interests. I understand that my transfer of any shares of Bank common stock and any Whitney common stock that I receive in exchange for Bank stock, prior to Whitney's publication of financial results covering at least 30 days of its operations following the Effective Date, may impair this accounting treatment. Therefore, I agree that, without the prior consent of Whitney, I will not, except as provided in the preceding paragraph or except by operation of law, by will, or under the laws of descent and distribution, sell or otherwise transfer any shares of Bank stock, (or the Whitney stock which I receive in exchange for my Bank stock) over which I hold the power to sell, transfer, pledge or otherwise alienate or encumber until:

         a. the share exchange has become effective and Whitney has published financial results covering at least 30 days of its combined operations following the Effective Date, or

         b. the Agreement terminates.

         I authorize Whitney or its authorized agent to hold the certificates representing the shares of Whitney common stock into which my shares of Bank common stock will be converted until the date that I am free to trade those shares in accordance with the foregoing paragraph. I understand that upon my delivery of certificates to Whitney in compliance with Section 2.01(e) of the Agreement, I will have the right to vote the Whitney shares received in exchange therefore and receive dividends in respect thereof during the time that Whitney or its agent holds the shares under this letter agreement.

         I certify that all of the shares of Bank stock which I hold the power to sell, transfer, pledge or otherwise alienate or encumber are represented by the following certificates:

         Certificate No.                    No. of shares



         I am aware that Whitney intends to treat the share exchange between the Bank and Whitney (the "Share Exchange") in a manner consistent with Section 368 of the Internal Revenue Code. I acknowledge that applicable tax regulations require "continuity of interest" in order for the Share Exchange to qualify under Section 368. This requirement is satisfied if there is no plan or intention on the part of the shareholders of the Bank to sell or otherwise dispose of Whitney stock to be received in the Share Exchange in an aggregate amount that would reduce their ownership to a number of shares of Whitney stock having an aggregate value, at the time of the Share Exchange, of less than 50% of the total fair market value of the Bank stock (other than shares held by the Bank except in a fiduciary capacity for third persons) outstanding immediately prior to the Share Exchange. I have no plan or intention to dispose of a number of shares of Whitney stock to be received by me in the Share Exchange which would, taking into account any plan or intention on the part of other former shareholders of the Bank to dispose of shares of Whitney stock received in the Share Exchange, cause the foregoing requirement not to be satisfied.

         I also understand the resale or other disposition of Whitney common stock that I receive may be governed by Rule 145 of the SEC under the Securities Act of 1933, as amended, which Rule has been explained to me. I agree not to sell any of the Whitney common stock to be held by me in violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

         This letter shall constitute an irrevocable agreement of the undersigned, and may be revoked only upon the mutual agreement of the parties. The agreements contained in this letter will terminate upon any termination of the Agreement under Section 7 of the Agreement.

                                        Sincerely,


                                        [Director, Executive Officer or
                                        5% or greater beneficial shareholder]

                                   APPENDIX B
       ARTICLES 5.11, 5.12 AND 5.13 OF THE TEXAS BUSINESS CORPORATION ACT

Art. 5.11. Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

(1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

(2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

(3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

(1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

(a) listed on a national securities exchange;

(b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(c) held of record by not less than 2,000 holders;

(2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

(3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

(a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

(i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

(ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

(iii) held of record by not less than 2,000 holders;

(b) cash in lieu of fractional shares otherwise entitled to be received; or

(c) any combination of the securities and cash described in Subdivisions (a) and
(b) of this subsection.

Art. 5.12.  Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

(1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

(b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

(2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

(3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.


Art. 5.13.  Provisions Affecting Remedies of Dissenting Shareholders

A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 83 of the Louisiana Business Corporation Law ("LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         The Articles of Incorporation and By-laws of Whitney Holding Corporation ("Whitney") provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of Whitney to the full extent permitted by Louisiana law.

         Whitney maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Whitney pursuant to the foregoing provision or otherwise, Whitney has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)   Exhibits

           The following Exhibits are filed as part of this registration statement:

           Exhibit No.     Description

                  2 Agreement and Plan of Share Exchange (included in the registration statement as Appendix A and incorporated herein by reference).

                  4.1 Articles of Incorporation of the Registrant, as amended (filed with the Commission as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File No. 0-1026) and incorporated herein by reference).

                  4.2 By-laws of the Registrant as amended through May 24, 2000 (Filed with the Commission as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File No. 0-1026) and incorporated herein by reference).

                  5 Opinion of Phelps Dunbar, L.L.P. as to the legality of the securities being registered.

                  8 Form of opinion of Arthur Andersen LLP as to certain tax matters.

                  23.1     Consent of Arthur Andersen LLP dated December 8,
                           2000.

                  23.2     Consent of Phelps Dunbar, L.L.P., included in Exhibit
                           5.

                  24 Powers of Attorney of directors of the Registrant (contained on page S-1 of the registration statement).

                  99.1     Form of Proxy of American Bank.

         (b)      Financial Statement Schedules

                   None

ITEM 22. UNDERTAKINGS

         The undersigned Registrant hereby undertakes as follows:

         (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (3) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 8th day of December, 2000.

                                             WHITNEY HOLDING CORPORATION


                                             By: /s/ William L. Marks
                                                -----------------------------
                                                       William L. Marks
                                                     Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints R. King Milling and Thomas L. Callicutt, Jr., and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William L. Marks                        Chairman of the Board              December 8, 2000
------------------------------------     and Chief Executive Officer
           William L. Marks


/s/ R. King Milling                        Director and President              December 8, 2000
------------------------------------
            R. King Milling


/s/ Thomas L. Callicutt, Jr.            Executive Vice President and           December 8, 2000
------------------------------------       Chief Financial Officer
       Thomas L. Callicutt, Jr.         (Principal Financial Officer
                                      and Principal Accounting Officer)


/s/ Guy C. Billups, Jr.                           Director                     December 8, 2000
------------------------------------
          Guy C. Billups, Jr.

/s/ Harry J. Blumenthal, Jr.                  Director            December 8, 2000
--------------------------------------
       Harry J. Blumenthal, Jr.


/s/ Joel B. Bullard, Jr.                      Director            December 8, 2000
--------------------------------------
         Joel B. Bullard, Jr.


/s/ James M. Cain                             Director            December 8, 2000
--------------------------------------
             James M. Cain


                                              Director            December __, 2000
--------------------------------------
          Angus R. Cooper, II


/s/ Robert H. Crosby, Jr.                     Director            December  8, 2000
--------------------------------------
         Robert H. Crosby, Jr.


/s/ Richard B. Crowell                        Director            December 8, 2000
--------------------------------------
          Richard B. Crowell


                                              Director            December __, 2000
--------------------------------------
           William A. Hines


/s/ John J. Kelly                             Director            December  8, 2000
--------------------------------------
             John J. Kelly


/s/ E. James Kock, Jr.                        Director            December 8, 2000
--------------------------------------
          E. James Kock, Jr.


/s/ Alfred S. Lippman                         Director            December 8, 2000
--------------------------------------
           Alfred S. Lippman


/s/ Eric J. Nickelsen                         Director            December 8, 2000
--------------------------------------
           Eric J. Nickelsen


/s/ John G. Phillips                          Director            December 8, 2000
--------------------------------------
           John G. Phillips


/s/ John K. Roberts, Jr.                      Director            December 8, 2000
--------------------------------------
         John K. Roberts, Jr.


/s/ Carroll W. Suggs                          Director            December 8, 2000
--------------------------------------
           Carroll W. Suggs

                                  EXHIBIT INDEX



EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
2        Agreement and Plan of Share Exchange (included in the registration statement as Appendix A and incorporated herein by reference).

4.1 Articles of Incorporation of the Registrant, as amended (filed with the Commission as Exhibit 3.1 to the Registrant's Quarterly Report on Form
         10-Q for the quarter ended September 30, 2000 (File No. 0-1026) and incorporated herein by reference).

4.2 By-laws of the Registrant as amended through May 24, 2000 (Filed with the Commission as Exhibit 3.2 to the Registrant's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 2000 (File No. 0-1026) and incorporated herein by reference).

5 Opinion of Phelps Dunbar, L.L.P. as to the legality of the securities being registered.

8        Form of opinion of Arthur Andersen LLP as to certain tax matters.

23.1     Consent of Arthur Andersen LLP dated December 8, 2000.

23.2     Consent of Phelps Dunbar, L.L.P., included in Exhibit 5.

24 Powers of Attorney of directors of Registrant (contained on page S-1 of the registration statement).

99       Form of Proxy of American Bank.